UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Tactile Systems Technology, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Tactile Systems Technology, Inc. 3701 Wayzata Boulevard, Suite 300 Minneapolis, Minnesota 55416

Notice of Annual Meeting of Stockholders

LOCATION: Wells Fargo Center 90 South Seventh St., Ste 2200 Minneapolis, MN

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2025 Annual Report to Stockholders. The Notice contains instructions on how to access those documents and to cast your vote via the internet. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2025 Annual Report to Stockholders. All stockholders who do not receive a Notice will receive a copy of the proxy materials and the 2025 Annual Report to Stockholders.

By Order of the Board of Directors,

Sheri L. Dodd

Chief Executive Officer and Director

Minneapolis, Minnesota

March 25, 2026

TIME AND DATE: 9:00 a.m., CDT, Wednesday, May 6, 2026
RECORD DATE: March 12, 2026
ITEMS OF BUSINESS:
1. To elect nine directors

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026

3. To approve, on an advisory basis, the 2025 compensation of our named executive officers as disclosed in the accompanying Proxy Statement

4. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that directors may be removed in a manner consistent with Delaware law

5. To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof

PROXY VOTING:
Over the Internet at www.proxyvote.com
Sign, date, and return your proxy card in the enclosed envelope to vote by mail.
Telephone by following the instructions on the proxy card.

PAGE		PAGE
PROXY STATEMENT	5	PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	30
Proxy Summary	5	PROPOSAL 4 – APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIRECTORS MAY BE REMOVED IN A MANNER CONSISTENT WITH DELAWARE LAW	31
Current Board of Directors	6	EXECUTIVE COMPENSATION	32
Director Nominees Skills and Experience	7	Compensation Discussion and Analysis	32
Director Nominee Diversity	8	Compensation and Organization Committee Report	45
Corporate Governance Highlights	8	2025 Summary Compensation Table	46
Executive Compensation Highlights	8	Grants of Plan-Based Awards in 2025	48
PROPOSAL 1 – ELECTION OF DIRECTORS	9	Outstanding Equity Awards at 2025 Fiscal Year-End	49
Nominees for Director	10	Option Exercises and Stock Vested for Fiscal 2025	50
CORPORATE GOVERNANCE	15	Potential Payments Upon Termination or Change in Control	50
Director Independence	15	CEO PAY RATIO	56
Board Leadership Structure	15	PAY VERSUS PERFORMANCE	57
Stockholder Communications	15	EQUITY COMPENSATION PLAN INFORMATION	61
Procedures for Selecting and Nominating Director Candidates	15	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	62
Board Meetings and Committees	16	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	64
Risk Oversight	19	Compensation and Organization Committee Interlocks and Insider Participation	64
Board Evaluations	20	Policy for Approval of Related Person Transactions	64
Insider Trading Policy	20	Transactions with Related Persons	64
Environmental, Social & Governance Matters	20	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	65
DIRECTOR COMPENSATION	24	HOUSEHOLDING OF PROXY MATERIALS	70
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27	AVAILABILITY OF FORM 10-K	70
AUDIT MATTERS	28	INCORPORATION BY REFERENCE	71
Auditor Fees	28	Appendix A	A-1
Pre-Approval of Audit and Non-Audit Services	28	Appendix B	B-1
Audit Committee Report	29

2026 Proxy Statement	3

CAUTIONARY NOTE REGARDING FORWARD- LOOKING STATEMENTS

The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations and assumptions and are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. Readers of this Proxy Statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON MAY 6, 2026: This Proxy Statement and our 2025 Annual Report to Stockholders are available at www.proxyvote.com.

4	Tactile Systems Technology, Inc.

PROXY STATEMENT

 PROXY SUMMARY

The Board of Directors (the “Board of Directors” or “Board”) of Tactile Systems Technology, Inc. (the “Company,” “Tactile Medical,” “we,” “us” or “our”) has made this Proxy Statement and related materials available to you on the internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and we urge you to read the entire Proxy Statement, as well as our 2025 Annual Report to Stockholders, before voting.

Date, Time and Place of the Annual Meeting

Date and Time May 6, 2026 9:00 a.m., Central time	Location Wells Fargo Center Suite 2200, 90 South Seventh Street Minneapolis, MN 55402	Record Date March 12, 2026	Mail Date March 25, 2026

Items of Business to be Considered at the Annual Meeting

Voting Matters	Board Recommendation

To elect nine directors	FOR each Nominee

To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026	FOR

To approve, on an advisory basis, the 2025 compensation of our named executive officers	FOR

Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that directors may be removed in a manner consistent with Delaware law	FOR

2026 Proxy Statement	5

CURRENT BOARD OF DIRECTORS

	Age	Director Since	Committee Memberships
			Audit	Compensation and Organization	Compliance and Reimbursement	Nominating and Corporate Governance
William W. Burke* Independent Former President, Austin Highlands Advisors, LLC	66	2015
Valerie L. Asbury Independent Former President and Chief Executive Officer, LifeScan, Inc.	66	2022	⚫
Sheri L. Dodd Chief Executive Officer, Tactile Systems Technology, Inc.	60	2021
Raymond O. Huggenberger Independent Former Chief Executive Officer, Inogen, Inc.	67	2017			⚫
Laura G. King Independent Co-founder and Chief Executive Officer, BiaCure, Inc.	62	2025	⚫		⚫
Andrea A. Pearson Independent Strategic Advisor, Healthcare Companies	57	2026			⚫	⚫
D. Brent Shafer Independent Former Chief Executive Officer, Cerner Corporation	68	2022	⚫	⚫
Carmen B. Volkart Independent Former Chief Financial Officer, NatureWorks LLC	65	2023		⚫
B. Vindell Washington Independent Chief Clinical Officer and Director, Health Equity Center of Excellence, Verily	61	2023				⚫

⚫ Member     Chair    * Chairman of the Board

6	Tactile Systems Technology, Inc.

Proxy Statement

DIRECTOR NOMINEES SKILLS AND EXPERIENCE

Current or Prior CEO	6/9
Senior Leadership Role	9/9
Healthcare Industry	8/9
Medical Device Industry	7/9
Regulatory Matters	5/9
M&A	8/9
Strategic Planning	9/9
Cybersecurity, Technology, Systems or IP	8/9
Risk Management	5/9
Sales & Marketing	6/9
International	7/9

2026 Proxy Statement	7

Director nominee DIVERSITY

(1) Includes gender and racial/ethnic diversity

CORPORATE GOVERNANCE HIGHLIGHTS

● 8 of 9 Director Nominees are Independent	● Supplemental Code of Ethics for Senior Financial Officers
● Fully Independent Board Committees	● No Supermajority Voting Requirements
● Independent Chairman of the Board	● No Stockholder Rights Plan (Poison Pill)
● Annual Election of All Directors	● Code of Business Conduct and Ethics Applicable to All Employees and Directors
● Board Oversight of Environmental, Sustainability and Social Matters	● Extensive Board Oversight of Risk Management
● Annual Board and Committee Evaluations	● Non-Employee Directors Regularly Meet Without Management Present

EXECUTIVE COMPENSATION HIGHLIGHTS

● Pay for Performance	● Require Restrictive Covenant Agreement for Participation in Severance Plan
● Provide Limited Executive Perquisites	● Prohibit Hedging or Pledging of Company Stock
● Maintain Stock Ownership Guidelines for Our Directors and Executive Officers	● Engage Independent Compensation Consultant
● No Excise Tax Gross-Ups	● Establish Challenging Performance Goals in Incentive Plans
● Require Termination of Employment in Addition to a Change in Control for Accelerated Equity Vesting (Double Trigger)	● Maintain a Required Clawback Policy for Restatements and a Supplemental Clawback Policy for Misconduct

8	Tactile Systems Technology, Inc.

Proposal 1: election of directors

Our Board of Directors is not divided into classes and each director serves for a one-year term until the next annual meeting of stockholders. Vacancies on the Board of Directors, resulting from any cause, and newly created directorships resulting from any increase in the number of directors, are filled exclusively by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and not by stockholders. A director elected by the Board of Directors to fill a vacancy shall hold office for the remainder of that term and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders at the Annual Meeting are the nine current directors: William W. Burke, Valerie L. Asbury, Sheri L. Dodd, Raymond O. Huggenberger, Laura G. King, Andrea A. Pearson, D. Brent Shafer, Carmen B. Volkart and B. Vindell Washington. Proxies cannot be voted for a greater number of persons than nine, which is the number of nominees named in this Proxy Statement.

All of the director nominees, other than Andrea A. Pearson, were elected as directors at our 2025 Annual Meeting of Stockholders. Ms. Pearson was elected as a director by our Board of Directors, effective as of March 9, 2026. Ms. Pearson was identified by a third-party search firm.

If elected, each nominee will serve as a director until the Annual Meeting of Stockholders in 2027 and until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation or removal.

The names of and certain information about the nominees for director are set forth below. There are no family relationships among any of our directors, nominees or executive officers.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

√	The Board of Directors recommends that stockholders vote FOR the election of each of the director nominees listed below

2026 Proxy Statement	9

 Nominees for Director

Set forth below are the biographies of each nominee for director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the Nominating and Corporate Governance Committee of our Board of Directors.

William W. Burke Chairman of the Board of Directors
Age: 66 Director Since: 2015 Board Committees: None
Professional Background and Experience

Mr. Burke served as President of Austin Highlands Advisors, LLC, a provider of corporate advisory services, from November 2015 to June 2024. He served as Executive Vice President and Chief Financial Officer of IDEV Technologies, a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013. From August 2004 to December 2007, he served as Executive Vice President and Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company that was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in November 2007. Mr. Burke remained with ReAble until June 2008. From 2001 to 2004 he served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company.

Other Directorships

Mr. Burke has served on the board of directors of numerous public and private companies. He currently serves on the boards of Covista Inc. (NYSE: CVSA) and Ceribell, Inc. (Nasdaq: CBLL). He previously served on the board of directors of Nalu Medical, Inc. (acquired by Boston Scientific Corporation in January 2026), EQ Health Acquisition Corp., Invuity, Inc. (acquired by Stryker Corporation in October 2018), LDR Holding Corporation (acquired by Zimmer Biomet in July 2016) and Medical Action Industries (acquired by Owens & Minor in October 2014).

Qualifications

We believe Mr. Burke is qualified to serve on our Board of Directors because of his significant experience as a senior executive and as a board member of multiple public medical products companies. His extensive understanding of culture, financing and operating strategy enhances the Board’s corporate governance and strategy capabilities.

10	Tactile Systems Technology, Inc.

Valerie L. Asbury
Age: 66 Director Since: 2022 Board Committees: Audit Committee/Nominating and Corporate Governance Committee (Chair)
Professional Background and Experience

Ms. Asbury served as President and Chief Executive Officer of LifeScan, Inc., a diagnostic systems manufacturer with products focusing on the diabetes market, from October 2018 to January 2026. Prior to October 2018, LifeScan was a subsidiary of Johnson & Johnson. Ms. Asbury held various positions at Johnson & Johnson beginning in 1998, serving in various leadership roles of increasing responsibility across five different medical device and pharmaceutical divisions, including 10 years in the diabetes consumer medical device space, where she focused on strategic growth and talent development. Her most recent positions at Johnson & Johnson were Global President, Diabetes Solutions from 2013 to 2018, including the Global LifeScan subsidiary until its sale in October 2018.

Other Directorships

Ms. Asbury serves as an independent director of the Board to Nixon Medical, a family-owned Medical Apparel and Linen Service Specialist, based in Delaware. She has served on the Nixon Medical Board since 2019. She Chaired the President’s Evaluation Committee in 2025 and became Chair of the Compensation Committee in 2026.

Qualifications

We believe Ms. Asbury is qualified to serve on our Board of Directors because of her extensive industry and leadership experience.

Sheri L. Dodd Chief Executive Officer of the Company
Age: 60 Director Since: 2021 Board Committees: None
Professional Background and Experience

Ms. Dodd has served as Chief Executive Officer of the Company since July of 2024. Prior to that she served as President, Medtronic Canada at Medtronic plc. In her role she was responsible for all commercial activities related to the sale and distribution of the Medtronic portfolio in Canada. She joined Medtronic in March 2010 and has served in Vice President positions, including healthcare economics and market access, clinical research, and general management for the non-intensive diabetes therapies business and the remote patient monitoring business. From November 1997 until March 2010, Ms. Dodd held various positions with Johnson & Johnson, most recently as a Vice President of health economics and reimbursement for Ethicon, Inc. Ms. Dodd also served as an outcomes researcher with Orthopedic Surgeons, plc from January 1995 until November 1997. From May 1988 until September 1993, Ms. Dodd served as a project manager with the World Health Organization.

Qualifications

We believe Ms. Dodd is qualified to serve on our Board of Directors because of her business experience in clinical and healthcare economics, reimbursement and home-based remote patient monitoring, as well as her role as our Chief Executive Officer.

2026 Proxy Statement	11

Raymond O. Huggenberger
Age: 67 Director Since: 2017 Board Committees: Compensation and Organization Committee (Chair)/Compliance and Reimbursement Committee
Professional Background and Experience

Mr. Huggenberger served as a member of the board of directors of Inogen, Inc. (Nasdaq: INGN) from 2008 to December 2021. Mr. Huggenberger served as Inogen’s Chief Executive Officer from 2008 to February 2017 and also served as Inogen’s President from 2008 until January 2016. Prior to joining Inogen, Mr. Huggenberger held various management positions with Sunrise Medical Inc., a global manufacturer and distributor of durable medical equipment, culminating as its President and Chief Operating Officer.

Other Directorships

Mr. Huggenberger currently serves on the board of directors of Avation Medical, a private medical device company. Mr. Huggenberger previously served on the board of directors of Intricon Corporation (Nasdaq: IIN), a medical technology company.

Qualifications

We believe Mr. Huggenberger is qualified to serve on our Board of Directors because of his management experience and service on other boards.

Laura G. King
Age: 62 Director Since: 2025 Board Committees: Audit Committee/Compliance and Reimbursement Committee
Professional Background and Experience

Ms. King is a co-founder and has served as Chief Executive Officer of BiaCure, Inc., a developer of effective treatments for nail fungus, since 2023. Previously, Ms. King served as co-founder and the Chief Executive Officer of Elucent Medical, a medical device company, from 2014 until 2023. She also served as President and Chief Executive Officer of NeuWave Medical, a medical device company, from 2007 to 2013. Her experience includes a 22-year career at General Electric Company (GE), where she served as a Company Officer in her role as President and Chief Executive Officer of GE Healthcare’s Global Interventional Business. Her earlier experience at GE included various senior level audit and finance roles, including Chief Information Officer and Chief Financial Officer, Consumer and ECM Motors.

Other Directorships

Ms. King serves on the board of private companies Sonoptima, Nextrast and BiaCure Therapies, all medical device companies.

Qualifications

We believe that Ms. King is qualified to serve on our Board of Directors because she is a seasoned healthcare executive with a proven track record of leadership and developing innovative products that enhance patient care.

12	Tactile Systems Technology, Inc.

Andrea A. Pearson
Age: 57 Director Since: 2026 Board Committees: Compliance and Reimbursement Committee/Nominating and Corporate Governance Committee
Professional Background and Experience

Ms. Pearson has served as a strategic advisor and fractional Chief Marketing Officer/Chief Growth Officer for human and animal healthcare companies since 2024, including her role as Growth Advisor and Chief Marketing Officer at Harbor Health, a healthcare organization that integrates clinical care with health insurance coverage, from April 2024 to January 2026. Prior to that, Ms. Pearson served as Chief Growth Officer at DispatchHealth, a leader in at-home, hospital-level care, from October 2019 to March 2024 and as Chief Marketing Officer at DispatchHealth from January 2018 to October 2019. Previously, Ms. Pearson served in executive roles at Healthgrades from 2008 to 2017, including Executive Vice President and Chief Marketing Officer and Executive Vice President and General Manager of Consumer Products. Ms. Pearson served as General Manager of MapQuest.com from 2002 to 2007.

Qualifications

We believe that Ms. Pearson is qualified to serve on our Board of Directors because of her deep understanding of the healthcare consumer journey and extensive marketing, growth and product development expertise.

D. Brent Shafer
Age: 68 Director Since: 2022 Board Committees: Audit Committee/Compensation and Organization Committee
Professional Background and Experience

Mr. Shafer has served as a director of Baxter International, Inc. (NYSE: BAX) (“Baxter”) since May 2022. From January 2025 to August 2025, he served as the chair and interim Chief Executive Officer of Baxter. Previously, Mr. Shafer was the Chairman and Chief Executive Officer of Cerner Corporation (“Cerner”), which develops and sells software systems to the healthcare industry, from February 2018 until October 2021, and served as a Senior Advisor for Cerner from October 2021 to October 2022. Prior to that, Mr. Shafer served as Chief Executive Officer of Philips North America, a health technology company, and the North American division of Koninklijke Philips N.V. (“Philips”) from February 2014 until 2018. In that position, Mr. Shafer oversaw a health technology portfolio that included a broad range of solutions and services covering patient monitoring, imaging, clinical informatics, sleep and respiratory care as well as a group of market-leading consumer-oriented brands, and he played a key role in helping Philips develop and strengthen its health care focus. Prior to that, Mr. Shafer served as Chief Executive Officer of the global Philips' Home Healthcare Solutions business from May 2010 until May 2014, as Chief Executive Officer of the North America region for Royal Philips Electronics from January 2009 until May 2010, and as president and Chief Executive Officer of the Healthcare Sales and Service business for Philips North America from May 2005 until May 2010.

Other Directorships

Mr. Shafer currently serves on the board of Baxter International, Inc. (NYSE: BAX) and Veracyte (Nasdaq: VCYT).

Qualifications

We believe that Mr. Shafer is qualified to serve on our Board of Directors because of his extensive industry and leadership experience.

2026 Proxy Statement	13

Carmen B. Volkart
Age: 65 Director Since: 2023 Board Committees: Audit Committee (Chair)/Compensation and Organization Committee
Professional Background and Experience

Ms. Volkart served as the Chief Financial Officer of NatureWorks LLC, an advanced material company and developer of renewably-sourced polymers and chemicals, from October 2018 to September 2023. Her responsibilities included accounting, finance and information technology. She led a successful financing for a $600M capital project. From October 2012 to July 2018, she served as Chief Financial Officer and, for a portion of that time, as Senior Vice President of Commercialization, for NxThera, Inc., a medical device company. Served as Global Chief Financial Officer of Tornier, N.V., a medical device company, from June 2010 to July 2012. She led Tornier, N.V. through a successful initial public offering in 2011.

Other Directorships

Ms. Volkart has served on the board of directors of numerous public and private companies. Ms. Volkart currently serves on the board of Modular Medical, Inc. (Nasdaq: MODD), a medical device company. She previously served on the board of Antares Pharma, Inc., Sonosite, Inc. and Memry Corporation.

Qualifications

We believe that Ms. Volkart is qualified to serve on our Board of Directors because of her extensive leadership experience and financial expertise.

B. Vindell Washington
Age: 61 Director Since: 2023 Board Committees: Compliance and Reimbursement Committee (Chair)/Nominating and Corporate Governance Committee
Professional Background and Experience

Dr. Washington serves as the Chief Clinical Officer for Care and Director of the Health Equity Center of Excellence of Verily Life Sciences, LLC, providing clinical care leadership across research and care product suites. Dr. Washington joined Verily, an Alphabet-backed health technology company focused on research, care and health financing, in January 2020 and has served as Chief Clinical Officer of Verily Health Platforms, as well as Chief Executive Officer of Verily Onduo, where he led the strategy, development and execution of Onduo, a virtual population health solution. From 2017 to 2019, he served as Executive Vice President and Chief Medical Officer of Blue Cross Blue Shield of Louisiana and was responsible for the organization’s health plan medical management, accreditation, pharmacy and provider network functions. He served as National Coordinator and Principal Deputy for the Office of the National Coordinator for Healthcare Information Technology, where he was responsible for national healthcare information technology policy from 2016 to 2017. He held a series of roles from 2009 to 2016 at Franciscan Missionaries of Our Lady Health System, culminating in his promotion to Medical Group President where he was responsible for the development and execution of the organization’s ambulatory strategies. He worked in various roles from 1997 to 2008 at Piedmont Emergency Medicine Associates, culminating in serving as the group’s Chief Executive Officer and President.

Other Directorships

Dr. Washington serves on the board of Harvard Medical Faculty Physicians, a multi-specialty physician group practice comprised of over 1,000 Harvard Medical School (HMS) faculty members from all the major clinical specialties. He is a director of the Blue Cross Blue Shield of Louisiana Foundation, an independent, nonprofit organization dedicated to improving the lives of Louisianians by supporting health or community well-being related causes.

Qualifications

We believe that Dr. Washington is qualified to serve on our Board of Directors based on his experience in medical care, health information technology, leadership, and payor relations.

14	Tactile Systems Technology, Inc.

CORPORATE GOVERNANCE

 Director Independence

Our Board of Directors has determined that all members of the Board of Directors, except Sheri Dodd, are independent, as determined in accordance with the rules of the Nasdaq Stock Market. In making such independence determination, the Board of Directors considered any relationships that each such non-employee director has with our Company and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence.

 Board Leadership Structure

The positions of our Chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to their position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Although our Amended and Restated Bylaws (“Bylaws”) and Corporate Governance Guidelines do not require our Chairman of the Board and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for the Company at this time.

 Stockholder Communications

Any stockholder wishing to communicate with our Board of Directors or a particular director may do so by writing to the Board or a particular director in care of the Corporate Secretary of the Company at our principal executive offices. All communications will initially be received and processed by the Corporate Secretary, who will then refer the communication to the appropriate Board member.

 Procedures for Selecting and Nominating Director Candidates

Stockholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in Section 2.4 of our Bylaws and with Securities and Exchange Commission (“SEC”) rules and regulations. Under our Bylaws, only persons nominated in accordance with the procedures set forth in the Bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time that you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our Bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s Annual Meeting of Stockholders. For further information, see “Questions and Answers About the Annual Meeting – What is the deadline for submitting a stockholder proposal for the 2027 annual meeting?” Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is

2026 Proxy Statement	15

otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Your notice also must set forth certain information for you and any beneficial owner on whose behalf you make a nomination, as described in the Bylaws.

As required by our Corporate Governance Guidelines, when evaluating the appropriate characteristics of candidates for service as a director, the Nominating and Corporate Governance Committee takes into account many factors before it recommends to the Board the suitable nominees. The Board of Directors then selects and recommends to stockholders qualified individuals who, if added to the Board, would provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for us. Board candidates are considered based on various criteria, including breadth and depth of relevant business and board skills and experiences, judgment and integrity, reputation, diversity (including geographic, occupational, gender, race and age), education, leadership ability, independence, the ability to devote sufficient time to the Board and knowledge of the Company’s industry. These considerations are made in the context of an assessment of the perceived needs of our Board of Directors at the particular point in time.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. Stockholders who wish to suggest qualified candidates should write to Tactile Systems Technology, Inc., 3701 Wayzata Boulevard, Suite 300, Minneapolis, Minnesota 55416, Attention: Corporate Secretary. Any such recommendation should include a description of the candidate’s qualifications for board service; the candidate’s written consent to be considered for nomination and to serve if nominated and elected; and addresses and telephone numbers for contacting the stockholder and the candidate for more information.

 Board Meetings and Committees

Our Board of Directors held eight meetings during 2025. The independent directors regularly hold executive sessions at meetings of the Board of Directors. During 2025, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Directors are expected to attend the annual meetings of stockholders of the Company, as provided in our Corporate Governance Guidelines. All continuing directors at that time attended the 2025 Annual Meeting of Stockholders.

Audit Committee

Our Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq Stock Market rules. Our Board of Directors has determined that Ms. Volkart is an Audit Committee financial expert, as defined under the applicable rules of the SEC. Each of the members of our Audit Committee meets the requirements for financial literacy and possesses the financial qualifications required under the applicable rules and regulations of the SEC and the Nasdaq Stock Market.

16	Tactile Systems Technology, Inc.

# of Meetings
Committee Members	Primary Responsibilities	in 2025
Carmen B. Volkart (Chair) Valerie L. Asbury Laura G. King D. Brent Shafer
●
Appointing, compensating, retaining, replacing and overseeing our independent auditor;
●
Pre-approving all audit and permitted non-audit services to be provided by our independent auditor;
●
Assisting our Board of Directors in its oversight of our financial statements and other financial information to be provided by us;
●
Overseeing our compliance with legal and regulatory matters and aspects of our risk management processes;
●
Discussing with management and our independent auditors any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;
●
Overseeing our cybersecurity, information technology, artificial intelligence and data security risks and threats, the potential impact of those risks and threats on our business, operations and reputation, and management’s processes, procedures and actions to identify, assess, monitor, mitigate and remediate such risks and threats; and
●
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
9

The Audit Committee operates under a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

2026 Proxy Statement	17

Compensation and Organization Committee

Our Board of Directors has determined that each member of the Compensation and Organization Committee is “independent” as that term is defined in the rules of the SEC and the applicable Nasdaq Stock Market rules.

# of Meetings
Committee Members	Primary Responsibilities	in 2025
Raymond O. Huggenberger (Chair) D. Brent Shafer Carmen B. Volkart
●
Determining the compensation of our Chief Executive Officer and other executive officers;
●
Providing oversight of our compensation policies, plans and benefit programs;
●
Overseeing and administering our equity compensation plans;
●
Recommending to our Board of Directors the compensation arrangements for our non-employee directors;
●
Overseeing and reviewing our executive team and management succession planning; and
●
Reviewing the Company’s human capital management programs, policies, initiatives and results, including with respect to: talent management; culture; employee recruitment, training, development, promotion and retention; pay equity; and anti-harassment matters.
6

The Compensation and Organization Committee operates under a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

Nominating and Corporate Governance Committee

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the applicable Nasdaq Stock Market rules.

		# of Meetings
Committee Members	Primary Responsibilities	in 2025
Valerie L. Asbury (Chair) Andrea A. Pearson B. Vindell Washington	● Identifying qualified individuals to become Board members; ● Determining the composition of the Board and its committees; ● Assessing and enhancing the effectiveness of the Board and individual directors; and ● Developing and implementing our Corporate Governance Guidelines.	4

The Nominating and Corporate Governance Committee operates pursuant to a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com. A copy of our Corporate Governance Guidelines is also available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Committee and/or recommended by the Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the Committee as a nominee for director

18	Tactile Systems Technology, Inc.

should follow the procedures described above under “Procedures for Selecting and Nominating Director Candidates.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our Bylaws relating to stockholder nominations as described in this Proxy Statement under the heading “Questions and Answers About the Annual Meeting – What is the deadline for submitting a stockholder proposal for the 2027 annual meeting?”

Compliance and Reimbursement Committee

Our Board of Directors has determined that each member of the Compliance and Reimbursement Committee is “independent” as that term is defined in the applicable Nasdaq Stock Market rules.

		# of Meetings
Committee Members	Primary Responsibilities	in 2025
B. Vindell Washington (Chair) Raymond O. Huggenberger Laura G. King Andrea A. Pearson	● Assisting the Board of Directors in overseeing our regulatory compliance activities; ● Monitoring and evaluating our compliance with regulatory requirements to which we are subject; ● Overseeing our compliance with health care reimbursement requirements and the structure, operation and efficacy of our reimbursement function; and ● Overseeing our objectives, policies and efforts related to corporate responsibility matters, including sustainability, environmental, corporate citizenship, social, political and public policy issues and developments.	4

The Compliance and Reimbursement Committee operates under a written charter approved by the Board, a copy of which is available in the “Investors—Corporate Governance” section of our website at www.tactilemedical.com.

 Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility, including the Audit Committee’s oversight of cybersecurity risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer. In addition, the Compensation and Organization Committee reviews the Company’s compensation program and risk elements to the Company in connection with the structure of the compensation plan.

2026 Proxy Statement	19

 Board Evaluations

On an annual basis, the Nominating and Corporate Governance Committee leads a comprehensive evaluation process of the Board. Each director completes an interview with our outside counsel covering matters related to the performance of the full Board and each standing committee. At the request of the Chair of the Nominating and Corporate Governance Committee, outside counsel reviews and prepares a summary of the completed evaluations. The Nominating and Corporate Governance Committee reviews and discusses the results of the evaluations, and reports the results to the full Board, which further reviews and discusses the results of the evaluations. In 2025, the Board also engaged a third-party firm to conduct interviews and assessments to enhance the evaluation process.

INSIDER TRADING POLICY

We have an Insider Trading Policy governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. Further, the Insider Trading Policy provides that it is the Company’s policy that any transactions by the Company in its own securities will comply with applicable laws with respect to insider trading.

 Environmental, Social & Governance Matters

At Tactile Medical, our mission is to reveal and treat people with underserved chronic conditions and help them care for themselves at home. As reflected in our Code of Business Conduct and Ethics, our company is customer-focused and mission-driven. Our unique offering includes advanced, clinically proven pneumatic compression and mobile airway clearance devices, as well as continuity of care services provided by a national network of product specialist and trainers, reimbursement experts, patient advocates and clinical staff. This combination of products and services ensures that every year tens of thousands of patients receive the at-home treatment necessary to better manage their chronic conditions. In addition to improving the quality of life for patients with chronic conditions, our solutions help increase clinical efficacy and reduce overall healthcare costs.

The Company’s core values are the foundation upon which we conduct our business and interactions with patients, healthcare professionals, caregivers, business partners, stockholders, communities, and one another. Guiding the work we do every day and influencing business aspirations, our people take pride in the fact that:

20	Tactile Systems Technology, Inc.

Tactile Medical is focused more than ever on continuous improvement and our commitment to environmental, social, and corporate governance (“ESG”) matters. This dedication is exemplified in our corporate culture, starting at the top with our Board of Directors. Our Board oversees the Company’s ESG matters and provides guidance to management with respect to corporate responsibility initiatives. In addition, our Compensation and Organization Committee and our Nominating and Corporate Governance Committee have oversight and review responsibilities related to human capital management and corporate responsibility matters, respectively.

Set forth below are the principal components of our Corporate Responsibility and Sustainability Strategy:

Human Capital Management

●

Attract top quality talent by expanding recruitment efforts and utilizing a Human Resource platform with enhanced capabilities to report, track and administer programs and initiatives

●

Present opportunities for real world learning experiences and mentorship through our Summer Internship Program

●

Recognize excellence, create opportunities for personal and professional growth and know that retaining our talented employees is a mission critical component of success

●

Evaluate employee salaries to ensure fair and competitive compensation

●

Offer a comprehensive benefits package to promote the health, productivity, and happiness of our employees

●

Foster a culture of passion for our patients, and drive to excel in our market

●

Encourage employee engagement and input

●

Provide a work environment free from harassment, intimidation, and discrimination

●

Drive employee growth and development through education and training, supervisory coaching, and annual performance reviews

2026 Proxy Statement	21

Community Involvement & Social Responsibility
●
Champion the communities in which we live and work by supporting our employee volunteerism and desire to engage in and improve our communities through local initiatives and charities
●
Support awareness of chronic lymphatic, vascular, and pulmonary conditions and enhance access to care by providing charitable and educational grants to organizations and healthcare professionals consistent with our mission, values, and policies
●
Fund and support continued clinical research to advance the treatment of chronic lymphatic, vascular, and pulmonary conditions treated by our devices, improve the lives of our patients, and lessen the financial burden on the healthcare system
●
Support access to care for patients experiencing financial hardship with our patient assistance consideration program discounted and donated devices

Ethics & Compliance
●
Live our Code of Business Conduct and Ethics which is the foundation for our compliance program, business operations, and employee behavior
●
Identify, analyze, prioritize, and mitigate business risks through our enterprise risk assessment process
●
Supply training, resources, tools, and support to engage our employees and foster an ethical and open business culture rooted in our core values
●
Empower our employees, vendors, customers, and other stakeholders to hold us accountable without fear of retaliation by promoting open communication, requesting feedback, and providing multiple avenues to report potential issues and concerns including a designated email account, online reporting platform and an anonymous hotline available 24/7

Privacy & Data Security
●
Maintain a robust data security program supported by regular security audits, with dedicated oversight by the Information Security Director, and regular reports to the Board
●
Uphold privacy policies, management oversight, accountability structures, security awareness training, and technology processes designed to protect privacy and personal data
●
Notify patients of their rights and use of personal information through our Notice of Privacy Practices provided at our first patient interaction and included in each order shipment as well as available on our website

Sustainable Sourcing
●
Prohibit human trafficking, exploitation, forced labor and slavery in our business operations, including our supply chain
●
Survey and audit our suppliers in accordance with our Quality Management System and supplier agreements to confirm suppliers are operating in conformity with our Supplier Code of Conduct
●
Work with our suppliers to meet standards and requirements in the event gaps are identified

22	Tactile Systems Technology, Inc.

Responsible Operations
●
Integrate safety into all we do to reduce illness and injuries through the establishment of well-defined safety, health, and environmental policies and procedures supported by ongoing training
●
Review post market product quality to ascertain opportunities for advancement as well as new product development
●
Identify areas of development during performance improvement assessments for continuous product and service enhancement
●
Protect our business by maintaining a robust Business Continuity and Disaster Recovery Plan to minimize risk of business disruption and instill confidence
●
Monitor and assess local conditions across the country that may impede the ability of our patients to receive their device timely and educate our patients on how to plan for an emergency as part of our patient welcome materials
●
Maintain focus and diligence in evaluating and implementing opportunities to reduce waste and cost in our company operations

We understand the importance of being a responsible corporate citizen and the value of providing transparency to our employees, patients, business partners, and stockholders. Further information on our ESG initiatives can be found in our Corporate Responsibility and Sustainability Report, which is available in the “Investors – Corporate Governance” section of our website at www.tactilemedical.com.

2026 Proxy Statement	23

DIRECTOR COMPENSATION

The following table presents the compensation for each person who served as a member of our Board of Directors during 2025, other than Ms. Dodd. Ms. Dodd, who is also our Chief Executive Officer, receives no compensation for her service as a director. The compensation received by Ms. Dodd during 2025 is presented in the 2025 Summary Compensation Table.

 2025 Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)	($)
William W. Burke	110,000	154,992	264,992
Valerie L. Asbury	70,000	154,992	224,992
Raymond O. Huggenberger	70,000	154,992	224,992
D. Brent Shafer	67,500	154,992	222,492
Carmen B. Volkart	77,500	154,992	232,492
Laura King	65,000	154,992	219,992
B. Vindell Washington	65,000	154,992	219,992
Daniel L. Reuvers(3)	153,462	—	153,462

(1)	During 2025, each non-employee director could elect to receive between 10% and 100% of their aggregate cash retainers in the form of restricted stock units (“RSUs”), with the number of RSUs calculated by dividing the amount of the retainer payable on a certain date by the closing sale price per share of our common stock on the date of grant. During 2025, no director elected to receive RSUs, and there were no RSUs issued to non-employee directors, in lieu of their quarterly cash retainer amount.
(2)	Amounts shown represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of awards of RSUs granted in 2025. On May 7, 2025, the date of our 2025 Annual Meeting of Stockholders, we granted each non-employee director at the time 16,078 RSUs. The RSUs granted to our non-employee directors in 2025 will vest in full on the earlier of one year from the grant date or the date of the 2026 Annual Meeting.
(3)	During 2025, Mr. Reuvers, our former Chief Executive Officer, was an employee and served as Advisor to the CEO until March 31, 2025, and served as a director until his term ended on May 7, 2025. The amount shown for Mr. Reuvers represents the salary paid to him in his role as Advisor to the CEO in 2025. Mr. Reuvers did not receive any compensation for his service as a director in 2025.

24	Tactile Systems Technology, Inc.

Director Compensation

The aggregate number of RSUs and shares subject to stock options outstanding at December 31, 2025 for each non-employee director was as follows:

Name	Aggregate Number of RSUs Held as of December 31, 2025	Aggregate Number of Stock Options Held as of December 31, 2025(1)
William W. Burke	16,078	—
Valerie L. Asbury	16,078	—
Raymond O. Huggenberger	16,078	3,462
D. Brent Shafer	16,078	—
Carmen B. Volkart	16,078	—
B. Vindell Washington	16,078	—

(1)	All of the stock options are exercisable.

In 2025, our non-employee directors received cash compensation as follows:

Non-Employee Director Compensation Element	Payment
Board Service (Annual Cash Retainer)
All Members	$50,000
Additional Amount for the Chairman of the Board	$50,000
Committee Service (Annual Cash Retainer)	Member	Chair
Audit Committee	$10,000	$20,000
Compensation and Organization Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Compliance and Reimbursement Committee	$5,000	$10,000

Non-employee directors may elect to receive between 10% and 100% of their aggregate annual cash retainers in the form of RSUs, with the number of RSUs calculated by dividing the amount of the retainer payable on a certain date by the closing sale price per share of our common stock on the date of grant. These RSUs are fully vested upon grant and represent the right to receive one share of our common stock for each RSU upon the earlier of the director’s separation from service as a director of ours or the occurrence of a change in control of our Company.

We also reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with attending our board and committee meetings.

In addition, on the date of the 2025 Annual Meeting of Stockholders, each of our non-employee directors received an annual equity award of RSUs that had a value of approximately $155,000, with the number of RSUs calculated by dividing $155,000 by the closing sale price per share of our common stock on the date of grant.

These RSUs will vest in full on the earlier of one year after the date of grant or the date of the next year’s annual meeting of stockholders, provided the director remains a member of the board as of the vesting date.

Our Stock Ownership Guidelines (the “Guidelines”) apply to our non-employee directors, as well as our executive officers. For a description of the provisions of the Guidelines applicable to our executive officers, see “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines”. Under the Guidelines, each non-employee director is expected to own shares of our common stock with a value at least equal to five times the annual Board cash retainer (not including any chair or committee retainers). Shares owned directly and indirectly, as well as full-value equity awards (such as RSUs) with only a time-based vesting condition, count toward the ownership

2026 Proxy Statement	25

Director Compensation

level under the Guidelines, but shares subject to vested or unvested stock options and equity awards with a performance-based vesting condition do not count toward the ownership level under the Guidelines.

The applicable ownership level is to be achieved by our directors within the later of December 9, 2026 or five years of when he or she becomes subject to the Guidelines. Until a director has achieved the applicable ownership level, he or she must retain at least 50% of the “net profit shares” resulting from any stock option exercise or from the exercise, vesting or settlement of any other form of equity-based compensation award. “Net profit shares” refers to that portion of the number of shares subject to the exercise, vesting or settlement of an award that the director would receive had he or she authorized us to withhold shares otherwise deliverable in order to satisfy any applicable exercise price. Each of our non-employee directors either complies with, or is making progress within the permitted time period to comply with, the stock ownership level applicable to him or her under the Guidelines.

26	Tactile Systems Technology, Inc.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026. Our Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment, but may decide not to direct the appointment of a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

Grant Thornton LLP has audited our financial statements for each year since the year ended December 31, 2015. We expect representatives of Grant Thornton LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

√

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.

2026 Proxy Statement	27

AUDIT MATTERS

 Auditor Fees

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Grant Thornton LLP and its affiliates for our fiscal years ended December 31, 2025 and 2024.

	Year Ended
	December 31,
	2025	2024
Audit Fees	$704,600	$658,320
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$704,600	$658,320

Audit Fees. Audit fees consist of fees billed for professional services performed by Grant Thornton LLP for the audit of our annual financial statements, the review of interim financial statements and the audit of the effectiveness of our internal control over financial reporting.

Audit-Related Fees. There were no audit-related fees in 2024 or 2025.

Tax Fees.  There were no such fees incurred in 2024 or 2025.

All Other Fees. There were no such fees incurred in 2024 or 2025.

 Pre-Approval of Audit and Non-Audit Services

It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our Audit Committee. Under the policy, the Chairman of the Audit Committee has also been delegated the authority to approve services up to a specified fee amount. The Chairman of the Audit Committee will report, for informational purposes only, any interim pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to our management.

All Grant Thornton LLP services and fees were pre-approved in accordance with the policy described above. The fees for the year-end audit for the year ended December 31, 2025 were also approved by the Audit Committee.

28	Tactile Systems Technology, Inc.

Audit Matters

 Audit Committee Report

The Audit Committee assists the Board of Directors with the oversight of the Company’s financial reporting process. Management is responsible for the Company’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Grant Thornton LLP is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), as well as auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s main responsibility is to monitor and oversee this process.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2025, with management. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited 2025 financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

THE AUDIT COMMITTEE Carmen B. Volkart, Chair Valerie L. Asbury Laura G. King D. Brent Shafer

2026 Proxy Statement	29

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as the “say-on-pay” vote), as required pursuant to Section 14A of the Exchange Act. As described in the Compensation Discussion and Analysis (“CD&A”), we have designed the compensation arrangements for our named executive officers to provide compensation in overall amounts and in forms that attract and retain talented and experienced individuals and motivate our executive officers to achieve the goals that are important to our growth. Our Board and Compensation and Organization Committee believe that our executive compensation program is tied to performance, aligns with stockholder interests and merits stockholder support. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion contained in this Proxy Statement.”

Because your vote is advisory, it will not be binding on the Board of Directors or the Compensation and Organization Committee. However, the Board of Directors and the Compensation and Organization Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with stockholders to better understand the concerns that influenced the vote. We currently hold our say-on-pay vote every year, so the next advisory vote on the compensation of our named executive officers will occur at our 2027 Annual Meeting of Stockholders.

√	The Board of Directors recommends that stockholders vote FOR the approval of the compensation of our named executive officers.

30	Tactile Systems Technology, Inc.

PROPOSAL 4: ApprovAL OF an amendment to Our Amended and Restated Certificate of Incorporation to provide that directors may be removed in a manner consistent with Delaware law

In March 2026, our Board of Directors approved, and recommended that our stockholders approve, an amendment (the “Amendment”) to our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to provide for the removal of directors in a manner consistent with Section 141(k)(1) of the Delaware General Corporation Law (the “DGCL”). The complete text of the Amendment is attached as Appendix B to this Proxy Statement.

Background

Section 5.1(b) of our Restated Certificate currently provides that directors may be removed from office only with cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of directors. The Board has determined that it is advisable and in our and our stockholders’ best interests to amend the Restated Certificate to eliminate this removal requirement such that directors may be removed with or without cause and by a vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote at an election of directors. We believe that this proposed amendment aligns with Section 141(k)(1) of the DGCL and reflects our commitment to good corporate governance. As a result, the Board of Directors determined that approval of the Amendment is advisable and in the best interests of the Company and its stockholders.

If the stockholders approve the Amendment, it will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which the Company anticipates doing shortly following stockholder approval. Other than the changes to Section 5.1(b) of the Restated Certificate as set forth in Appendix B to this Proxy Statement, the remainder of the Company’s Restated Certificate will remain unchanged after effectiveness of the Certificate of Amendment.

√

The Board of Directors recommends that stockholders vote FOR the amendment to the Company’s Amended and Restated Certificate of Incorporation to provide that directors may be removed in a manner consistent with Delaware law.

2026 Proxy Statement	31

Executive Compensation

EXECUTIVE COMPENSATION

 Compensation Discussion and Analysis

This section discusses the material components of the executive compensation program for our named executive officers identified below. For 2025, our named executive officers were:

●	Sheri L. Dodd, Chief Executive Officer;
●	Elaine M. Birkemeyer, Chief Financial Officer; and
●	Kristie T. Burns, Senior Vice President, Marketing and Clinical Affairs.

Compensation Objectives and Process

Our compensation programs are designed to:

●	attract and retain individuals with superior ability and managerial experience;
●	align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and
●	increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the Company.

Our Compensation and Organization Committee is primarily responsible for establishing and approving the compensation for all of our executive officers. The Compensation and Organization Committee oversees our compensation and benefit plans and policies, oversees and administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The Compensation and Organization Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than herself. Our Compensation and Organization Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions.

Our Compensation and Organization Committee’s practice is to approve the value and type of annual equity awards to the named executive officers in the first quarter of each fiscal year, with the effective grant date being the second trading day following the release of the Company’s fourth quarter and full year earnings. Our Compensation and Organization Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We have not granted stock options to named executive officers since 2021.

Our Compensation and Organization Committee also values the opinions of our stockholders, and it reviews and considers the outcome of our annual say-on-pay vote, along with other relevant factors, in evaluating the compensation program for the named executive officers. At our 2024 annual meeting, stockholders showed strong

32	Tactile Systems Technology, Inc.

support for our executive compensation program, with approximately 98% of votes cast approving our advisory say-on-pay resolution. The Compensation and Organization Committee considered the strong level of stockholder support and made no material changes in our executive compensation program for 2025 as a result of the 2024 say-on-pay vote.

01 NO TAX GROSS-UPS OUR NAMED EXECUTIVE OFFICERS ARE NOT ENTITLED TO ANY TAX GROSS-UP TREATMENT ON ANY SEVERANCE OR CHANGE IN CONTROL BENEFITS.

  02

NO EXCESSIVE RISK

OUR COMPENSATION AND
ORGANIZATION COMMITTEE
REVIEWED OUR COMPENSATION
PROGRAM AND DETERMINED
THAT IT DOES NOT CREATE
INAPPROPRIATE OR EXCESSIVE
RISK THAT IS LIKELY TO HAVE A
MATERIAL ADVERSE EFFECT
ON OUR COMPANY.

03 STANDARDIZED EQUITY GRANT TIMING WE GENERALLY GRANT EQUITY AWARDS ON THE SECOND TRADING DAY FOLLOWING THE ISSUANCE OF OUR EARNINGS RELEASE FOR A COMPLETED FISCAL QUARTER.

    04

INDEPENDENT
COMPENSATION CONSULTANT

OUR COMPENSATION AND
ORGANIZATION COMMITTEE
ENGAGES AN
INDEPENDENT COMPENSATION
CONSULTANT TO ASSIST THE
COMMITTEE WITH
DETERMINING COMPENSATION
FOR OUR NAMED EXECUTIVE
OFFICERS AND TO PROVIDE THE
COMMITTEE

WITH MARKET DATA AND
GUIDANCE ON BEST PRACTICES.

COMPENSATION POLICIES AND PRACTICES
08 STOCK OWNERSHIP GUIDELINES WE MAINTAIN STOCK OWNERSHIP GUIDELINES WHICH REQUIRE OUR NAMED EXECUTIVE OFFICERS TO BENEFICIALLY OWN SHARES OF OUR COMMON STOCK.

    05

NO HEDGING OR
PLEDGING TRANSACTIONS

OUR INSIDER TRADING
POLICY PROHIBITS OUR
DIRECTORS AND
EXECUTIVE OFFICERS
FROM PURCHASING OUR
SECURITIES ON MARGIN,
OR OTHERWISE
PLEDGING OR
HEDGING OUR
SECURITIES.

07 MULTI-YEAR PERFORMANCE PERIODS THE ANNUAL EQUITY AWARDS GRANTED TO OUR NAMED EXECUTIVE OFFICERS VEST OR ARE EARNED OVER A MULTI-YEAR PERIOD.

  06

PERFORMANCE-BASED
COMPENSATION

OUR COMPENSATION PROGRAM IS
DESIGNED SO THAT A SIGNIFICANT
PORTION OF COMPENSATION IS
“AT RISK” BASED ON CORPORATE
PERFORMANCE, AS WELL AS EQUITY-
BASED, ALIGNING THE INTERESTS OF
OUR NAMED EXECUTIVE OFFICERS
AND OUR STOCKHOLDERS.

2026 Proxy Statement	33

Executive Compensation

Use of Compensation Consultant and Market Comparisons

In connection with the Compensation and Organization Committee’s review of our 2025 executive compensation program, the Compensation and Organization Committee directly engaged Aon Consulting, Inc. (“Aon”) to act as its outside compensation consultant to perform a review of executive compensation, including a market benchmarking assessment. Aon assisted the Compensation and Organization Committee with evaluating our compensation philosophy and providing guidance in administering our compensation program. Aon does not provide any other services to the Company. The Compensation and Organization Committee has determined that the work of Aon has not raised any conflict of interest.

The Compensation and Organization Committee reviewed a report prepared by Aon reflecting a benchmarking review of our executive compensation program, including base salary, cash incentive and equity award levels for our executives, compared to competitive practice for companies in related businesses of similar size and market value. In connection with making 2025 executive compensation determinations, the competitive compensation data was analyzed for a 17-company peer group of publicly traded medical device and technology companies using the most recent annual meeting proxy statements, annual reports and 8-K filings. The 17 companies included in the peer group were:

● AngioDynamics, Inc.	● Glaukos Corporation	● Outset Medical, Inc.
● Artivion, Inc.	● Inogen, Inc.	● SI-BONE, Inc.
● AtriCure, Inc.	● iRhythm Technologies, Inc.	● STAAR Surgical Company
● Axogen, Inc.	● LeMaitre Vascular, Inc.	● Surmodics, Inc.
● Axonics, Inc.	● MiMedx Group, Inc.	● Zynex, Inc.
● Cutera, Inc.	● Nevro Corp.

Although the Compensation and Organization Committee does not rely solely on benchmarking to determine any element of compensation or overall compensation, the Compensation and Organization Committee does believe that compensation data is important to the competitive positioning of the Company’s compensation levels. The Committee utilized this data to assess whether our executive compensation falls within a competitive range against industry norms.

Executive Compensation Components and 2025 Determinations

Our executive compensation program in 2025 consisted of base salary, cash incentive bonuses, long-term incentive compensation in the form of performance stock units (“PSUs”) and RSUs, and a broad-based benefits program. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The Compensation and Organization Committee considers a number of factors in setting compensation for our executive officers, including Company performance, as well as the executive’s performance, experience and responsibilities, and the compensation of executive officers in similar positions at comparable companies.

34	Tactile Systems Technology, Inc.

Base Salary

Our named executive officers receive a base salary to compensate them for the satisfactory performance of duties to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries for 2025 for the named executive officers were set based on market competitiveness utilizing the compensation data of the peer group provided by the Compensation and Organization Committee’s compensation consultant.

The Compensation and Organization Committee approved increases for each named executive officer, as shown below, effective January 1, 2025, based on its review of the base salaries of executives in similar positions at the companies in our peer group.

The following table sets forth the annual base salary of each of the named executive officers for 2025, as well as the percentage change from 2024 base salary amounts:

Name	2025 Base Salary	2024 Base Salary	Percentage Increase
Sheri L. Dodd	$675,000	$650,000	3.8%
Elaine M. Birkemeyer	$450,000	$425,000	5.9%
Kristie T. Burns	$400,000	$387,000	3.4%

Cash Incentive Compensation

Our Compensation and Organization Committee has adopted a Management Incentive Plan (the “MIP”) pursuant to which annual cash incentive opportunities may be provided to our executive officers and other employees. The MIP provides that any of our employees is eligible to participate, and that the Compensation and Organization Committee will designate which employees will participate in the MIP and be granted an award for each calendar year performance period. When an award is made, the Compensation and Organization Committee will specify the terms and conditions of the award, which will include the performance goals and period under which the award may be earned. The performance measures specified in the MIP involve a variety of financial and operational measures, and performance goals based on these measures may relate to Company, subsidiary, business unit or individual performance.

In connection with establishing or applying the performance goals applicable to any performance period, the Compensation and Organization Committee may adjust the performance goals or the performance measures on which they are based to equitably reflect, in the Compensation and Organization Committee’s judgment, the impact of events during the performance period that are unusual in nature or infrequently occurring (such as acquisitions, divestitures, restructuring activities or asset write-downs), changes in applicable tax laws or accounting principles, equity restructurings, reorganizations or other changes in corporate capitalization.

Following the completion of each performance period, the Compensation and Organization Committee will determine the degree to which the applicable performance goals were attained and the corresponding award amounts that would be payable to participants based on such attainment. The Compensation and Organization Committee retains the discretion, based on factors it deems relevant, to increase or decrease (including to zero) the amount of an award that would otherwise be payable to any participant based on attainment of applicable performance goals. The amount of any award determined by the Compensation and Organization Committee to be payable will be paid to the participant in a lump sum cash payment no later than March 15 of the calendar year immediately following the applicable performance period. A participant must continue to be employed by us on the date of payment to receive payment of an award under the MIP.

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Executive Compensation

In February 2025, the Compensation and Organization Committee, pursuant to the MIP and with respect to the 2025 performance period, selected the applicable performance measures, specified the performance goals based on those performance measures, and specified the method for calculating the amount payable to our named executive officers if and to the extent the performance goals are satisfied. As in the prior year, the Committee selected revenue and net income before interest, taxes, depreciation and amortization, stock-based compensation expense and other adjustments (“Adjusted EBITDA”) as the performance measures, which are among the performance measures set forth in the MIP.

Target bonus amounts for these named executive officers were split 75% based on our achievement of 2025 revenue goals and 25% based on our achievement of 2025 Adjusted EBITDA goals.

The following payout levels associated with the degree to which the revenue and Adjusted EBITDA goals were attained for 2025 were as follows:

Revenue (In millions)	Threshold	Target	Maximum
Results	$300.0	$328.0	$356.0
Percentage Payout Level	50%	100%	150%

Adjusted EBITDA (In millions)	Threshold	Target	Maximum
Results	$35.0	$37.2	$39.4
Percentage Payout Level	50%	100%	150%

The Compensation and Organization Committee provided that payout levels would be interpolated for results between the threshold and maximum levels.

In February 2025, the Compensation and Organization Committee also established the target amounts to which the resulting percentage payout level would be applied. The target dollar amount as a percentage of base salary for each named executive officer was:

Name	Target Dollar Amount as a Percentage of Base Salary
Sheri L. Dodd	95%
Elaine M. Birkemeyer	60%
Kristie T. Burns	50%

The MIP for 2025 also provided that if the aggregate amount to be paid to all employees of the Company under the MIP for 2025 would cause the Company’s Adjusted EBITDA for 2025 to fall below $35 million, the Company would reduce the amounts paid to all employees on a pro rata basis based on each employee’s potential bonus award payout amount such that the aggregate amount to be paid to all employees of the Company under the MIP for 2025 would not cause the Company’s Adjusted EBITDA to fall below $35 million.

In January 2026, our Compensation and Organization Committee determined the degree to which the 2025 revenue and Adjusted EBITDA goals were attained, and the resulting payout level relative to the target amount for each metric. For 2025, revenue was $329.5 million, and therefore the Committee determined that the resulting percentage payout level relative to the target amount for that metric was 102.7%. For 2025, Adjusted EBITDA was $44.8 million, and therefore the Committee determined that the resulting percentage payout level relative to the target amount for that metric was 150%. Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure. The weightings applicable to

36	Tactile Systems Technology, Inc.

each of the revenue metric (75%) and the Adjusted EBITDA metric (25%) were then applied to the percentage payout level for each metric, resulting in a weighted payout percentage of 115% of the target dollar amount.

The Committee did not exercise any discretion to increase or decrease the amounts payable pursuant to the MIP for 2025 as calculated pursuant to the terms as described above. As a result, based on the results as applied to the MIP for 2025 as described above, the Compensation and Organization Committee’s approval resulted in the payment of the following amounts to our named executive officers under the MIP for 2025:

Name	2025 MIP Payment
Sheri L. Dodd	$737,438
Elaine M. Birkemeyer	$310,500
Kristie T. Burns	$230,000

Equity-Based Compensation

Equity Awards Granted in 2025

With respect to the 2025 annual equity awards to the named executive officers, the Compensation and Organization Committee reviewed various factors, including the total compensation package of our executives, its focus on pay for performance and its compensation consultant’s recommendation to provide a mix of equity-based compensation for 2025. The Compensation and Organization Committee determined to continue to grant RSUs and PSUs to our executive officers as the forms of equity compensation awards. The Compensation and Organization Committee believes that this mix emphasizes performance, further aligning with our stockholders’ interests, and promotes retention. The Compensation and Organization Committee determined that the mix of RSUs and PSUs would be 50% RSUs and 50% PSUs for each of our named executive officers.

In February 2025, under our 2016 Equity Incentive Plan (the “2016 Plan”), the Compensation and Organization Committee approved the grant of RSUs and PSUs (the “2025 PSUs”) to our named executive officers, as the long-term incentive component of our compensation program. The RSUs and 2025 PSUs had an effective grant date of February 20, 2025, which was the second trading day following the issuance of our earnings release for the fourth quarter and full year 2024.

The number of RSUs and the target number of 2025 PSUs granted to our named executive officers in 2025 were as follows:

Name	Restricted Stock Units (#)	Target Performance Stock Units (#)
Sheri L. Dodd	65,669	65,669
Elaine M. Birkemeyer	36,248	36,248
Kristie T. Burns	16,579	16,579

These RSUs are scheduled to vest one-third on each of the first three anniversaries of the grant date, subject to continued service on each vesting date.

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Executive Compensation

The 2025 PSUs have three separate performance years of 2025, 2026 and 2027, with the performance metrics, weighting and potential achievement from 25% to 175% of target as follows:

Performance Metric	Weight	Threshold	Target	Max
Revenue Metric ● Revenue in 2025 ● Change from prior year in 2026 ● Change from prior year in 2027	65%	25%	100%	175%
Adjusted EBITDA Metric ● Margin in 2025 ● Change from Prior Year in 2026 ● Change from Prior Year in 2027	35%

If and to the extent any 2025 PSUs are determined by the Compensation and Organization Committee to be earned based on the level of achievement of the performance goals, the earned 2025 PSUs with respect to each performance year will vest as follows:

Fraction of Grant	Earned Based on		Vests
1/3	2025 Performance Year	→	Date on which the Committee certifies the number of PSUs earned with respect to the 2026 performance year
1/3	2026 Performance Year	→
1/3	2027 Performance Year	→	Date on which the Committee certifies the number of PSUs earned with respect to the 2027 performance year

Earned PSU Awards for 2025 Performance Period

2023 PSUs – 2025 Performance Year

The PSUs granted in 2023 (the “2023 PSUs”) have three separate performance periods of 2023, 2024 and 2025. With respect to the 2025 performance year, the 2023 PSUs provide that one-third of the target number of 2023 PSUs would have been earned if and to the extent the performance goals based on revenue change and Adjusted EBITDA change in 2025 were achieved.

On February 20, 2026, our Compensation and Organization Committee determined the degree to which the 2025 revenue change and 2025 Adjusted EBITDA change goals under the 2023 PSUs were attained, and the resulting payout level relative to the target amount for each metric. The weightings applicable to each of the revenue change metric (65%) and the Adjusted EBITDA change metric (35%) were then applied to the percentage payout level for each metric, resulting in a weighted payout percentage of 93.9% of the target number of 2023 PSUs for the 2025 performance year. The threshold, target and maximum levels of performance for each metric, as well as the actual performance and related payout as a percentage of target are set forth below:

38	Tactile Systems Technology, Inc.

Goal	Weight	Threshold(1) (25%)	Target(1) (100%)	Maximum(1) (175%)	Payout (as a % of target)
Revenue Change (2025 Revenue Compared to 2024 Revenue)	65%	Actual revenue change (2) 112.5%
			▼
					95.9%
		103%	113%	123%
Adjusted EBITDA Change (2025 Adjusted EBITDA Compared to 2024 Adjusted EBITDA)	35%	Actual Adjusted EBITDA change (3) 120.8%
			▼
					90%
		114.5%	121.7%	127.8%
			Total weighted payout		93.9%
(1)	The 2023 PSUs provide that if the revenue change or Adjusted EBITDA change achieved by the Company during 2025 was between performance levels specified in the table, the corresponding payout factor would be determined by linear interpolation. Further, if actual results are below the threshold performance level specified in the table, the corresponding payout factor will be zero.
(2)	Revenue for 2025 was $329.5 million as compared to $293.0 million for 2024.
(3)	Adjusted EBITDA for 2025 was $44.8 million as compared to $37.1 million for 2024. Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

The Compensation and Organization Committee approved the following number of 2023 PSUs earned for each named executive officer who holds 2023 PSUs pursuant to the 2025 performance year:

Name	Target Number of 2023 PSUs for the 2025 Performance Year	Actual Number of 2023 PSUs Earned for the 2025 Performance Year
Elaine M. Birkemeyer	3,812	3,579
Kristie T. Burns	3,717	3,490

The earned 2023 PSUs with respect to the 2025 performance year shown in the table above vested on February 20, 2026, the date on which the Committee certified the number of 2023 PSUs earned with respect to the 2025 performance year.

2024 PSUs – 2025 Performance Year

The PSUs granted in 2024 (the “2024 PSUs”) have three separate performance periods of 2024, 2025 and 2026. With respect to the 2025 performance year, the 2024 PSUs provide that one-third of the target number of 2024 PSUs would have been earned if and to the extent the performance goals based on revenue change and Adjusted EBITDA change in 2025 were achieved.

On February 20, 2026, our Compensation and Organization Committee determined the degree to which the 2025 revenue change and 2025 Adjusted EBITDA change goals under the 2024 PSUs were attained, and the resulting payout level relative to the target amount for each metric. The weightings applicable to each of the revenue change metric (65%) and the Adjusted EBITDA change metric (35%) were then applied to the percentage payout level for each metric, resulting in a weighted payout percentage of 93.9% of the target number of 2024 PSUs for the 2025 performance year. The threshold, target and maximum levels of performance for each metric, as well as the actual performance and related payout as a percentage of target are set forth below:

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Executive Compensation

Goal	Weight	Threshold(1) (25%)	Target(1) (100%)	Maximum(1) (175%)	Payout (as a % of target)
Revenue Change (2025 Revenue Compared to 2024 Revenue)	65%	Actual revenue change (2) 112.5%
			▼
					95.9%
		103%	113%	123%
Adjusted EBITDA Change (2025 Adjusted EBITDA Compared to 2024 Adjusted EBITDA)	35%	Actual Adjusted EBITDA change (3) 120.8%
			▼
					90%
		114.5%	121.7%	127.8%
			Total weighted payout		93.9%
(1)	The 2024 PSUs provided that if the revenue change or Adjusted EBITDA change achieved by the Company during 2025 was between performance levels specified in the table, the corresponding payout factor would be determined by linear interpolation. Further, if actual results are below the threshold performance level specified in the table, the corresponding payout factor will be zero.
(2)	Revenue for 2025 was $329.5 million as compared to $293.0 million for 2024.
(3)	Adjusted EBITDA for 2025 was $44.8 million as compared to $37.1 million for 2024. Adjusted EBITDA is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

The Compensation and Organization Committee approved the following number of PSUs earned for each named executive officer pursuant to the 2025 performance year under 2024 PSUs:

Name	Target Number of 2024 PSUs for the 2025 Performance Year	Actual Number of 2024 PSUs Earned for the 2025 Performance Year
Sheri L. Dodd	21,034	19,751
Elaine M. Birkemeyer	7,204	6,765
Kristie T. Burns	4,322	4,058

The earned 2024 PSUs with respect to the 2025 performance year shown in the table above vested on February 20, 2026, the date on which the Committee certified the number of 2024 PSUs earned with respect to the 2025 performance year.

2025 PSUs – 2025 Performance Year

The 2025 PSUs have three separate performance periods of 2025, 2026 and 2027. With respect to the 2025 performance year, the 2025 PSUs provide that one-third of the target number of 2025 PSUs would have been earned if and to the extent the performance goals based on revenue and Adjusted EBITDA as a percentage of revenue (“Adjusted EBITDA Margin”) in 2025 were achieved.

On February 20, 2026, our Compensation and Organization Committee determined the degree to which the 2025 revenue and 2025 Adjusted EBITDA Margin goals under the 2025 PSUs were attained, and the resulting payout level relative to the target amount for each metric. The weightings applicable to each of the revenue metric (65%) and the Adjusted EBITDA Margin metric (35%) were then applied to the percentage payout level for each metric, resulting in a weighted payout percentage of 128.9% of the target number of 2025 PSUs for the 2025 performance year. The threshold, target and maximum levels of performance for each metric, as well as the actual performance and related payout as a percentage of target are set forth below:

40	Tactile Systems Technology, Inc.

Goal	Weight	Threshold(1) (25%)	Target(1) (100%)	Maximum(1) (175%)	Payout (as a % of target)
2025 Revenue	65%	Actual revenue (2) $329.5M
			▼
					104%
		$300M	$328M	$356M
2025 Adjusted EBITDA Margin	35%	Actual Adjusted EBITDA Margin (3) 13.5%
				▼
					175%
		11.1%	11.3%	11.7%
			Total weighted payout		128.9%
(1)	The 2025 PSUs provide that if the revenue or Adjusted EBITDA Margin achieved by the Company during 2025 was between performance levels specified in the table, the corresponding payout factor would be determined by linear interpolation. Further, if actual results are below the threshold performance level specified in the table, the corresponding payout factor will be zero.
(2)	Revenue for 2025 was $329.5 million.
(3)	Adjusted EBITDA Margin for 2025 was 13.5%. Adjusted EBITDA Margin is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

The Compensation and Organization Committee approved the following number of 2025 PSUs earned for each named executive officer pursuant to the 2025 performance year:

Name	Target Number of 2025 PSUs for the 2025 Performance Year	Actual Number of 2025 PSUs Earned for the 2025 Performance Year
Sheri L. Dodd	21,890	28,216
Elaine M. Birkemeyer	12,083	15,575
Kristie T. Burns	5,526	7,123

The earned 2025 PSUs with respect to the 2025 performance year shown in the table above will vest on the date on which the Committee certifies the number of 2025 PSUs earned with respect to the 2026 performance year.

Executive Severance Arrangements

On November 1, 2018, the Compensation and Organization Committee of our Board of Directors approved and adopted the Tactile Systems Technology, Inc. Executive Employee Severance Plan, which was amended and restated on October 15, 2024 (the “Severance Plan”). Employees who are designated by our Board of Directors or a committee thereof are eligible to be participants in the Severance Plan. Each of the named executive officers is a participant in the Severance Plan. In connection with their designation as a participant in the Severance Plan, each of the participants entered into a Confidentiality, Assignment of Intellectual Property and Restrictive Covenants Agreement (each, a “Restrictive Covenants Agreement”) with us. See “Potential Payments Upon Termination or Change in Control – Severance Plan” for a description of the terms of the Severance Plan. The Compensation and Organization Committee adopted the Severance Plan in lieu of the employment agreements to provide for standardization of the severance terms for all of our executive officers.

Retirement, Health, Welfare and Additional Benefits

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our named

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Executive Compensation

executive officers are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as all of our other full-time employees. Our 401(k) plan permits, but does not require, the Company to make discretionary contributions. The Company made contributions to named executive officers under the 401(k) plan in 2025, as shown in the ”2025 Summary Compensation Table.”

We have an Employee Stock Purchase Plan (“ESPP”) in which all of our employees who have been employed for at least 60 days are eligible to participate. The ESPP permits employees to acquire shares of our common stock through periodic payroll deductions of up to 15% of their eligible compensation, subject to certain limitations. The purchase price of our common stock acquired on each purchase date under the ESPP will be no less than 85% of the lower of the closing market price per share of our common stock on (i) the first trading day of the applicable purchase period or (ii) the last trading day of the applicable purchase period.

On July 31, 2025, the Compensation and Organization Committee approved a monthly housing stipend for Ms. Dodd for her use for housing near our headquarters, beginning in August 2025. The monthly amount is $3,400 and no tax gross-ups are paid by the Company on the stipend.

Clawback Policy

We maintain a clawback policy pursuant to, and in compliance with, Rule 10D-1 of the Exchange Act, as amended, SEC regulations promulgated thereunder, and applicable Nasdaq listing standards (the “Required Clawback Policy”), as well as a supplemental clawback policy (the "Supplemental Clawback Policy").

The Required Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by officers of the Company, as defined under Rule 16a-1(f) of the Exchange Act (“executive officers”). The Required Clawback Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Required Clawback Policy provides that promptly following such an accounting restatement, the Compensation and Organization Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Required Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.

The Supplemental Clawback Policy provides that if any employee with the title of senior vice president or above (including executive officers) of the Company is determined by the Compensation and Organization Committee to have engaged in misconduct resulting in either a violation of the law or of Company policy that has caused significant financial or reputational harm to the Company, and either the individual committed the misconduct directly or failed in his or her responsibility to manage or monitor the applicable conduct or risks, then the Compensation and Organization Committee may determine to require recovery from such individual of any or all incentive compensation (which includes any annual or long-term incentive compensation, including equity-based compensation) that was awarded, vested or paid or is scheduled to be vested or paid during any fiscal year in which the misconduct occurred.

42	Tactile Systems Technology, Inc.

Compensation Risk Assessment

The Compensation and Organization Committee has reviewed the concept of risk as it relates to our compensation programs and believes that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation and Organization Committee believes that our compensation programs do not foster undue risk-taking, because they focus on performance of Company-wide annual goals that are aligned with the long-term interests of our stockholders and they include risk control and mitigation factors.

Stock Ownership Guidelines

Our Board of Directors has established Stock Ownership Guidelines applicable to our directors and executive officers. For a description of the provisions of the Guidelines applicable to our directors, see “Director Compensation.”

Under the Guidelines, our Chief Executive Officer is expected to own shares of our common stock with a value at least equal to three times his or her annual base salary, and our other executive officers are expected to own shares of our common stock with a value at least equal to one times their annual base salaries. Shares owned directly and indirectly, as well as the full-value equity awards (such as RSUs) with only a time-based vesting condition, count toward the ownership level under the Guidelines, but shares subject to vested or unvested stock options and equity awards with a performance-based vesting condition do not count toward the ownership level under the Guidelines.

The applicable ownership level is to be achieved by our executive officers within the later of December 9, 2026 or five years of when he or she becomes subject to the Guidelines. Until an executive officer has achieved the applicable ownership level, he or she must retain at least 50% of the “net profit shares” resulting from any stock option exercise or from the exercise, vesting or settlement of any other form of equity-based compensation award. “Net profit shares” refers to that portion of the number of shares subject to the exercise, vesting or settlement of an award that the officer would receive had he or she authorized us to withhold shares otherwise deliverable in order to satisfy any applicable exercise price or withholding taxes. The Compensation and Organization Committee is responsible for monitoring the application of the Guidelines.

Each of our executive officers either complies with, or is making progress within the permitted time period to comply with, the stock ownership level applicable to him or her under the Guidelines.

Prohibition on Pledging and Hedging

Under the terms of our Insider Trading Policy, our executive officers and directors are prohibited from: pledging our stock; engaging in short sales of our stock; buying or selling put or call options or other derivative securities based on our stock; purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our stock; and engaging in limit orders or other pre-arranged transactions that execute automatically, except for same-day limit orders and approved 10b5-1 plans.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee.” Although a previous exception to this limit for “performance-based” compensation has since been eliminated, the Compensation and Organization Committee continues to believe that a significant portion of our executives’ compensation should be tied to the Company’s performance and that stockholder interests are best served if its discretion and flexibility in

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Executive Compensation

structuring and awarding compensation is not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expenses to the Company.

The Compensation and Organization Committee also takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

44	Tactile Systems Technology, Inc.

 Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

THE COMPENSATION AND ORGANIZATION COMMITTEE
Raymond O. Huggenberger, Chair D. Brent Shafer Carmen B. Volkart

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Executive Compensation

 2025 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for 2025, 2024 and 2023:

		Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Sheri L. Dodd (5)	2025	675,000	2,019,978	737,438	34,500	3,466,916
Chief Executive Officer	2024	357,500	1,869,991	239,850	9,500	2,476,841

Elaine M. Birkemeyer (5)	2025	450,000	1,114,988	310,500	17,500	1,892,988
Chief Financial Officer	2024	425,000	749,978	209,100	13,800	1,397,878
	2023	315,385	849,976	187,898	—	1,353,259
Kristie T. Burns	2025	400,000	509,970	230,000	17,500	1,157,470
SVP, Marketing and Clinical Affairs	2024	387,000	449,990	158,670	13,800	1,009,460
	2023	376,000	399,978	204,920	6,100	986,998

(1)	Represents base salary earned during the year indicated.
(2)	Represents the aggregate grant date fair value of RSU and PSU awards granted during the given year, computed in accordance with FASB ASC Topic 718, which for RSUs was equal to the closing price of a share of our common stock on the date of grant, multiplied by the number of RSUs in the grant, and for PSUs was equal to the closing price of a share of our common stock on the date of grant, multiplied by the number of shares that would be earned based on the probable outcome of the applicable performance conditions.

46	Tactile Systems Technology, Inc.

Executive Compensation

The following table presents the grant date fair value of the PSUs included in this column, the grant date fair value of the PSUs assuming that the highest level of performance conditions would be achieved, and the grant date fair value of the RSUs included in this column:

	2025 PSUs		2025 RSUs	2024 PSUs		2024 RSUs	2023 PSUs		2023 RSUs
	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)
Sheri L. Dodd	1,009,989	1,767,470	1,009,989	849,997	1,487,492	1,019,993	—	—	—
Elaine M. Birkemeyer	557,494	975,615	557,494	299,988	524,969	449,990	239,984	419,973	609,992
Kristie T. Burns	254,985	446,220	254,985	179,996	314,993	269,994	159,988	279,969	239,989

(3)	Represents awards earned under the applicable bonus plan during the given year, related to performance objectives as to which the outcomes were substantially uncertain at the time the performance objectives were established. These amounts were earned related to performance in the year shown but paid in the following year. For additional information regarding our bonus programs, see the section titled “Executive Compensation Components and 2025 Determinations—Cash Incentive Compensation” above.
(4)	Represents (i) for Ms. Birkemeyer and Ms. Burns, the amount paid by the Company to match, in part, the contributions of the named executive officers to her respective 401(k) plan account, and (ii) for Ms. Dodd, the amount paid by the Company to match her contributions to her 401(k) plan account and, for 2025, a housing stipend of $17,000.
(5)	Ms. Dodd joined the Company in July 2024 and Ms. Birkemeyer joined the Company in March 2023.

2026 Proxy Statement	47

Executive Compensation

 Grants of Plan-Based Awards in 2025

The following table sets forth information regarding grants of plan-based awards to our named executive officers during 2025.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name and Award Type	Grant Date	Date of Compensation Committee Approval	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Sheri L. Dodd
RSUs	2/20/2025	2/20/2025							65,669	1,009,989
PSUs	2/20/2025	2/20/2025				16,417	65,669	114,920		1,009,989
MIP		2/20/2025	320,625	641,250	961,875

Elaine M. Birkemeyer
RSUs	2/20/2025	2/20/2025							36,248	557,494
PSUs	2/20/2025	2/20/2025				9,062	36,248	63,434		557,494
MIP		2/20/2025	135,000	270,000	405,000

Kristie T. Burns
RSUs	2/20/2025	2/20/2025							16,579	254,985
PSUs	2/20/2025	2/20/2025				4,144	16,579	29,013		254,985
MIP		2/20/2025	100,000	200,000	300,000

(1)	Amounts shown in this column represent the potential cash payout amounts under the 2025 MIP. The actual cash bonus payout amounts approved by the Compensation and Organization Committee are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.
(2)	Amounts represent the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. Amounts related to PSUs represent the value at the grant date based upon the probable outcome of the performance conditions.

48	Tactile Systems Technology, Inc.

 Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth certain information regarding equity awards that have been granted to our named executive officers and that were outstanding as of December 31, 2025.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)	(#)	($)	Date	(#)		($)(1)	(#)		($)(1)
Sheri L. Dodd					43,306	(2)	1,255,874
					65,669	(3)	1,904,401
					20,108	(4)	583,132	21,035	(5)	610,015
					28,216	(6)	818,264	43,779	(7)	1,269,601
Elaine M. Birkemeyer					9,691	(8)	281,039
					21,614	(9)	626,806
					36,248	(3)	1,051,192
					2,848	(4)	82,592	7,205	(5)	208,945
					15,575	(6)	451,675	24,165	(7)	700,795
Kristie T. Burns	5,094	—	54.10	5/5/2028
					5,576	(10)	161,704
					12,968	(9)	376,072
					16,579	(3)	480,791
					4,131	(4)	119,799	4,324	(5)	125,396
					7,123	(6)	206,567	11,053	(7)	320,527

(1)	Market value is calculated by multiplying the number of shares by $29.00, the closing sale price per share of our common stock on the Nasdaq Global Market on December 31, 2025.
(2)	Represents RSUs that vest one-half on August 7, 2026, and one-half on August 7, 2027, subject to continued service on each vesting date.
(3)	Represents RSUs that vest one-third on each of the first three anniversaries of the grant date of February 20, 2025, subject to continued service on each vesting date.
(4)	Represents the number of 2024 PSUs that were earned with respect to the 2024 performance year and which vested on February 20, 2026.
(5)	Represents the target number of 2024 PSUs that can be earned based on the results of the performance measures in 2026. Any of such PSUs that are earned based on 2026 performance will vest on the date the Compensation and Organization Committee certifies the number of 2024 PSUs earned with respect to the 2026 performance year, based on 2026 performance.
(6)	Represents the number of 2025 PSUs that were earned with respect to the 2025 performance year, based on 2025 performance, which will vest on the date the Compensation and Organization Committee certifies the number of 2025 PSUs earned with respect to the 2026 performance year, based on 2026 performance.
(7)	Represents the target number of the 2025 PSUs that can be earned based on the results of the performance measures in 2026 and 2027. Any of such PSUs that are earned based on 2026 performance will vest on the date the Compensation and Organization Committee certifies the number of 2025 PSUs earned with respect to the 2026 performance year, based on 2026 performance. Any of such PSUs that are earned based on 2027 performance will vest on the date the Compensation and Organization Committee certifies the number of 2025 PSUs earned with respect to the 2027 performance year, based on 2027 performance.
(8)	Represents RSUs that will vest on May 10, 2026, subject to continued service on the vesting date.

2026 Proxy Statement	49

(9)	Represents RSUs that vest one-half on February 21, 2026 and one-half on February 21, 2027, subject to continued service on each vesting date.
(10)	Represents RSUs that vested on February 22, 2026.

 Option Exercises and Stock Vested for Fiscal 2025

The following table sets forth certain information regarding option exercises by our named executive officers in the year ended December 31, 2025, and RSUs and PSUs held by our named executive officers that vested in the year ended December 31, 2025:

	Option Awards		Stock Awards
	Number of	Value	Number of		Value
	Shares Acquired	Realized	Shares Acquired		Realized
	on Exercise	on Exercise	on Vesting		on Vesting
Name	(#)	($)(1)	(#)		($)(2)
Sheri L. Dodd	—	—	51,873	(3)	937,533
Elaine M. Birkemeyer	—	—	33,686	(4)	595,850
Kristie T. Burns	—	—	27,777	(5)	521,248

(1)	Represents the difference between the option exercise price and the closing price of our common stock, as reported on the Nasdaq Global Market, on the date of exercise, multiplied by the number of shares of our common stock underlying the stock options that were exercised.
(2)	Represents the closing price of our common stock, as reported on the Nasdaq Global Market, on the date of vesting, multiplied by the number of shares of common stock underlying RSUs or PSUs that vested.
(3)	Represents (a) 32,122 RSUs that vested during 2025, of which 10,469 RSUs had been granted in 2025 to Ms. Dodd for her service on the Board of Directors, and (b) 19,751 2024 PSUs that were earned for the 2025 performance year and vested on February 20, 2026, the date the Compensation and Organization Committee certified the number of 2024 PSUs earned for the 2025 performance year.
(4)	Represents (a) 20,494 RSUs that vested during 2025, (b) 2,848 2023 PSUs that were earned based on 2023 performance and vested on February 20, 2025, the date the Compensation and Organization Committee certified the number of the 2023 PSUs earned for the 2024 performance year, (c) 3,579 2023 PSUs that were earned for the 2025 performance year and vested on February 20, 2026, the date the Compensation and Organization Committee certified the number of 2023 PSUs earned for the 2025 performance year, and (d) 6,765 2024 PSUs that were earned for the 2025 performance year and vested on February 20, 2026, the date the Compensation and Organization Committee certified the number of 2024 PSUs earned for the 2025 performance year.
(5)	Represents (a) 17,453 RSUs that vested during 2025, (b) 2,776 2023 PSUs that were earned based on 2023 performance and vested on February 20, 2025, the date the Compensation and Organization Committee certified the number of the 2023 PSUs earned for the 2024 performance year, (c) 3,490 2023 PSUs that were earned for the 2025 performance year and vested on February 20, 2026, the date the Compensation and Organization Committee certified the number of 2023 PSUs earned for the 2025 performance year, and (d) 4,058 2024 PSUs that were earned for the 2025 performance year and vested on February 20, 2026, the date the Compensation and Organization Committee certified the number of 2024 PSUs earned for the 2025 performance year.

 Potential Payments Upon Termination or Change in Control

Severance and Restrictive Covenant Arrangements

Each of our named executive officers is a participant in the Severance Plan and each is a party to a Restrictive Covenants Agreement with us. The terms of the Severance Plan are summarized below under “— Severance Plan.”

The Restrictive Covenants Agreements with each of our named executive officers provide that, among other matters, while the executive officer is employed by us and for a period of 12 months thereafter, he or she will not (i) engage in any competitive business, subject to certain exceptions; (ii) solicit, hire or engage our employees or contractors, or certain former employees; and (iii) solicit, request, advise or induce customers, suppliers or other business contacts of ours to cancel, curtail or otherwise adversely change its relationship with us. Under the Restrictive Covenants

50	Tactile Systems Technology, Inc.

Agreements, each executive officer also agrees to disclose and assign to us any and all improvements and inventions that he or she conceives or reduces to practice during his or her employment. In addition, the Restrictive Covenants Agreements contain customary confidentiality provisions.

Severance Plan

Under the Severance Plan, a participant will be entitled to receive the specified severance benefits if his or her employment is terminated (i) at our initiative other than for Cause (as defined below) or (ii) by the participant for Good Reason (as defined below) (each such type of termination, a “Qualifying Severance Event”). A participant who experiences a Qualifying Severance Event will be eligible to receive certain severance benefits under the Severance Plan, including:

●	if the Qualifying Severance Event occurs prior to a Change in Control (as defined below), payment of:

o	an amount equal to two times (for our Chief Executive Officer) or one times (for all other participants) his or her annualized base salary as of the termination date, payable in accordance with our regular payroll schedule for 24 months (for our Chief Executive Officer) or 12 months (for all other participants) thereafter; and

o	the portion of the premium costs that we would have paid, if the participant had remained employed by us, for any continued group health insurance coverage following the termination date, at the same level of coverage, for a period of 18 consecutive months (for our Chief Executive Officer) or 12 consecutive months (for all other participants) after the termination date (or until group health or dental coverage from another employer is received, if earlier); and

●	if the Qualifying Severance Event occurs within 12 months after a Change in Control, payment of:

o	an amount equal to two times (for our Chief Executive Officer) or one times (for all other participants) the sum of (i) his or her annualized base salary as of the termination date, plus (ii) his or her target incentive bonus as of the termination date, payable in a lump sum on the first payroll date occurring more than 60 days after the termination date; and

o	the portion of the premium costs that we would have paid, if the participant had remained employed by us, for any continued group health insurance coverage following the termination date, at the same level of coverage, for a period of 18 consecutive months (for our Chief Executive Officer) or 12 consecutive months (for all other participants) after the termination date (or until group health or dental coverage from another employer is received, if earlier).

In addition, if a participant experiences a Qualifying Severance Event and the termination date occurs:

●	before a Change in Control, then with respect to any equity-based award that has been granted to him or her under one of our equity plans and is outstanding and not fully vested on such termination date (an “Equity Award”), a pro rata portion (as determined as provided in the Severance Plan) of the unvested portion of such Equity Award will vest as of the date the participant’s release of claims becomes irrevocable; and
●	within 12 months after a Change in Control, then the unvested portion of any Equity Award that is outstanding on such termination date (with performance under unearned PSUs being at target) will vest as of the date the participant’s release becomes irrevocable.

2026 Proxy Statement	51

Further, if an Equity Award is a stock option or stock appreciation rights award that vests as provided above, it will remain exercisable to the extent so vested for one year after the termination date.

Under the Severance Plan, “Cause” is generally defined as: an act or acts of dishonesty intended to result in personal gain or enrichment at the expense of the Company; unlawful conduct or gross misconduct that is materially injurious to the Company; being convicted of a felony; or any material breach of a written agreement between the participant and the Company that has not been cured within 15 days following notice.

Under the Severance Plan, “Good Reason” generally means the occurrence of any of the following events without the participant’s consent: the assignment of the participant to a position with responsibilities or duties of a materially lesser status or degree than his or her position as of the date the Severance Plan was adopted; any material breach of any terms or conditions of any written agreement between the Company and the participant by the Company not caused by the participant; or the requirement by the Company that the participant relocate out of the Minneapolis/St. Paul Metropolitan area or metropolitan area designated by the Company at the later of the participant’s initial employment date or the date the Severance Plan was adopted. Certain notice and timing requirements apply for a termination to qualify as being for “Good Reason.”

The Severance Plan defines “Change in Control” by reference to the definition of that term in the 2016 Plan, which is discussed below under “—Equity Awards—2016 Plan.”

To receive benefits under the Severance Plan, a participant must sign and not rescind a release form approved by us. Payment of severance benefits under the Severance Plan is also subject to other conditions, and will be terminated if the participant violates his or her ongoing obligations with respect to non-disclosure of confidential information, assignment of intellectual property, non-competition and non-solicitation.

Equity Awards

2016 Plan

Generally, the award agreements with respect to RSUs, stock options and PSUs granted under the 2016 Plan to the named executive officers provide that, except with respect to terminations following certain corporate transactions described below or due to death or disability, upon termination of the officer’s service with our Company, all unvested and unexercisable portions of his or her outstanding awards will immediately be forfeited. If a named executive officer’s service with our Company terminates other than for cause (as defined in the 2016 Plan), death or disability, the vested and exercisable portions of the officer’s outstanding option awards generally will remain exercisable for three months after termination. Upon termination for cause, all unexercised stock option awards will be forfeited.

Upon termination of a named executive officer’s service with our Company due to death or disability, all unvested RSUs will vest as of such termination date, and all stock options will vest as of such termination date and will generally remain exercisable for one year thereafter. With respect to the 2023, 2024 and 2025 PSUs, in the event of the termination of a named executive officer’s service with our Company by reason of disability, he or she will be entitled to have vest, on the termination date, all unvested earned PSUs for completed performance years.

The 2023, 2024 and 2025 PSUs, in the event of the termination of a named executive officer’s service with our Company due to death, he or she will be entitled to have vest, on the termination date (i) for completed performance years, all unvested earned PSUs; and (ii) for uncompleted performance years, a pro rata portion of the applicable performance year target number of PSUs applicable to that officer, which pro rata portion will be based on the number of days he or she was employed during the applicable performance year.

52	Tactile Systems Technology, Inc.

Unless otherwise provided in an award agreement, in the event of a Change in Control that is a corporate transaction, the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2016 Plan. Our award agreements with our named executive officers generally provide that if awards granted to the executive officer under the 2016 Plan are continued, assumed or replaced in connection with a Change in Control and if within one year after the transaction the named executive officer experiences an involuntary termination of service other than for cause, or terminates his or her employment for good reason, the named executive officer’s outstanding: (i) RSUs will vest in full; (ii) stock options will vest in full and will remain exercisable for one year following termination; and (iii) PSUs will vest in an amount equal to (a) the target number of PSUs applicable to that officer or, if the performance period has ended, the number of earned PSUs applicable to that officer, minus (b) the number of PSUs that vested prior to such termination date.

If awards granted to any named executive officer are not continued, assumed or replaced in connection with a Change in Control, then (i) any outstanding RSUs will vest immediately prior to the transaction, (ii) any outstanding stock options will become fully exercisable for a period of time prior to the transaction and terminate at the time of the transaction; and (iii) any outstanding PSUs will vest in an amount equal to: (a) if the performance period has not ended, the target number of PSUs applicable to that named executive officer, or (b) if the performance period has ended, the number of earned PSUs applicable to that named executive officer minus the number of PSUs that vested prior to the date of the Change in Control. Alternatively, the Compensation and Organization Committee may provide for the cancellation of any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the transaction for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

In the event of a Change in Control that does not involve a corporate transaction, the Compensation and Organization Committee, in its discretion, may take such action as it deems appropriate with respect to outstanding awards, which may include providing for the cancellation of any award in exchange for payment to the holder of the amount of the consideration that would have been received in the Change in Control for the number of shares subject to the award less the aggregate exercise price (if any) of the award, or making adjustments to any award to reflect the Change in Control, including the acceleration of vesting in full or in part.

For purposes of the 2016 Plan, a “Change in Control” generally refers to a corporate transaction (as defined in the next sentence), the acquisition by a person or group of more than 50% of the combined voting power of our stock, or our “continuing directors” ceasing to constitute a majority of the members of the Board of Directors. A “corporate transaction” generally refers to (i) a sale or other disposition of all or substantially all of the assets of our Company, or (ii) a merger, consolidation, share exchange or similar transaction involving our Company, regardless of whether our Company is the surviving corporation.

2025 Plan

On May 7, 2025, our stockholders approved the 2025 Equity Incentive Plan (the “2025 Plan”), and all equity awards made after that date have been granted under the 2025 Plan.  Generally, the award agreements with respect to RSUs and PSUs granted under the 2025 Plan to the named executive officers provide for a similar treatment as described above upon the applicable events.

Potential Payments Table

The table below reflects the estimated value of compensation and benefits payable to each of our named executive officers, upon the occurrence of certain events. The amounts in the table are based on a hypothetical termination of employment or change in control date on December 31, 2025.

2026 Proxy Statement	53

	Involuntary Termination: Without Cause or for Good Reason Prior to a Change in Control	Involuntary Termination: Without Cause or for Good Reason Within 12 Months Following a Change in Control	Termination Due to Death or Disability	Change in Control and Equity Awards Not Assumed
Name/Benefits	($)	($)	($)	($)
Sheri L. Dodd
Base salary	1,350,000	1,350,000	—	—
Annual bonus	—	641,250	—	—
Health benefits	27,390	27,390	—	—
Value of accelerated RSUs(1)	797,268	3,160,275	3,160,275	3,160,275
Value of accelerated PSUs(1)(2)	1,802,020	3,853,781	1,974,175	3,853,781
Total	3,976,678	9,032,696	5,134,450	7,014,056

Elaine M. Birkemeyer
Base salary	450,000	450,000	—	—
Annual bonus	—	270,000	—	—
Health benefits	—	—	—	—
Value of accelerated RSUs(1)	751,564	1,959,037	1,959,037	1,959,037
Value of accelerated PSUs(1)(2)	858,110	1,861,104	951,374	1,861,104
Total	2,059,674	4,540,141	2,910,411	3,820,141

54	Tactile Systems Technology, Inc.

Potential Payments Table (cont.)

	Involuntary Termination: Without Cause or for Good Reason Prior to a Change in Control	Involuntary Termination: Without Cause or for Good Reason Within 12 Months Following a Change in Control	Termination Due to Death or Disability	Change in Control and Equity Awards Not Assumed
Name/Benefits	($)	($)	($)	($)
Kristie T. Burns
Base salary	400,000	400,000	—	—
Annual bonus	—	200,000	—	—
Health benefits	17,478	17,478	—	—
Value of accelerated RSUs(1)	429,229	989,567	989,567	989,567
Value of accelerated PSUs(1)(2)	492,246	991,191	545,258	991,191
Total	1,338,953	2,598,236	1,534,825	1,980,758

(1)	The value of accelerated RSUs and PSUs is determined by multiplying the number of accelerated unvested units by $29.00, the closing price for our common stock on December 31, 2025.
(2)	To determine the number of PSUs for which vesting would be accelerated, the “Involuntary Termination: Without Cause or for Good Reason Prior to a Change in Control” column utilize: (a) for the 2023 PSUs, the number of PSUs earned for the 2025 performance year pro-rated as provided in the Severance Plan; (b) for the 2024 PSUs, the number of PSUs earned for the 2024 performance year and the number of PSUs earned for the 2025 performance year pro-rated as provided in the Severance Plan; and (c) for the 2025 PSUs, the number of PSUs earned for the 2025 performance year pro-rated as provided in the Severance Plan. To determine the number of PSUs for which vesting would be accelerated for the “Termination Due to Death or Disability” column utilize: (a) for the 2023 PSUs, the total number of shares earned with respect to the 2025; (b) for the 2024 PSUs, the total number of shares earned with respect to the 2024 performance year and the 2025 performance year; and (c) for the 2025 PSUs, the total number of shares earned with respect to the 2025 performance year. To determine the number of PSUs for which vesting would be accelerated, the “Involuntary Termination: Without Cause or for Good Reason Within 12 Months Following a Change in Control” column and the “Change in Control and Equity Awards Not Assumed” column utilize: (a) for the 2023 PSUs, the number of PSUs earned for the 2025 performance year; (b) for the 2024 PSUs, the number of PSUs earned for the 2024 performance year, the number of PSUs earned for the 2025 performance year and the target number of PSUs that can be earned for the 2026 performance year; and (c) for the 2025 PSUs, the number of PSUs earned for the 2025 performance year and the target number of PSUs that can be earned for the 2026 and 2027 performance years.

2026 Proxy Statement	55

CEO PAY RATIO

The following is the annual disclosure of the ratio of our median employee’s annual total compensation to the annual total compensation of Sheri L. Dodd, our Chief Executive Officer (our “CEO”). For 2025:

●	the annual total compensation of our median employee was $88,317; and
●	the annualized compensation of our CEO, as reported in the 2025 Summary Compensation Table included in this Proxy Statement, was $3,466,916.

Based on this information for 2025, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 39:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2025, at which time we had approximately 1,086 employees, all of whom are U.S. employees. Our median employee was identified based on the cash compensation paid related to 2025 to all members of our workforce including full-time and part-time employees, other than our CEO, who were employed on December 31, 2025. We annualized the cash compensation of employees who were employed on December 31, 2025 but had not worked for us for all of 2025. For purposes of determining the cash compensation paid related to 2025, we included the amount of base salary the employee received during 2025 and the amount of any cash incentives earned in 2025.

Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the 2025 Summary Compensation Table disclosed above.

56	Tactile Systems Technology, Inc.

PAY VERSUS PERFORMANCE

The following table sets forth compensation of our CEO (the Principal Executive Officer, referred to in this section as “PEO”) and our other named executive officers (the “Non-PEO NEOs”), on an average basis, along with total stockholder return, net income (loss), and total revenue for our fiscal years 2025, 2024, 2023, 2022, and 2021.

							Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for Current PEO ($)	Compensation Actually Paid to Current PEO (2) ($)	Summary Compensation Table Total for Former PEO ($)	Compensation Actually Paid to Former PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Company Total Stockholder Return (3) ($)	Peer Group Total Stockholder Return (3) ($)	Net Income (Loss) ($) (in thousands)	Total Revenue (4) ($) (in thousands)
2025	3,466,916	6,327,870	—	—	1,525,229	2,703,839	64.53	77.53	19,086	329,522
2024	2,476,841	2,815,831	2,630,335	797,435	1,140,558	1,296,343	38.12	78.05	16,960	292,984
2023	—	—	2,874,593	3,205,532	755,916	593,656	31.82	74.29	28,515	274,423
2022	—	—	3,220,584	1,851,324	1,166,401	768,103	25.55	79.00	(17,866)	246,785
2021	—	—	2,076,884	459,477	941,781	359,062	42.35	103.32	(11,811)	208,057
(1)	Sheri L. Dodd was our PEO in 2025 and in 2024 starting on July 1, 2024, and Daniel L. Reuvers served as our PEO in 2024 through June 30, 2024 and in each of 2023, 2022 and 2021. In 2025, Elaine M. Birkemeyer and Kristie T. Burns were our Non-PEO NEOs. In 2024, Elaine M. Birkemeyer, Kristie T. Burns and Sherri L. Ferstler were our Non-PEO NEOs. In 2023, Elaine M. Birkemeyer, Kristie T. Burns, Sherri L. Ferstler and Brent A. Moen were our Non-PEO NEOs. In 2022 and 2021, Brent A. Moen, Kristie T. Burns and Eric Pauls were our Non-PEO NEOs.
(2)	The dollar amounts reported represent the Compensation Actually Paid (“CAP”) to the NEOs in accordance with, and using the adjustments set forth in, Item 402(v) of Regulation S-K. The following adjustments related to equity awards were made to their total compensation each year as reported in the Summary Compensation Table (“SCT”) to determine the CAP:

Reconciliation of PEO Summary Compensation Table Total to Compensation Actually Paid

Year	Reported SCT Total ($)	Equity Award Adjustments ($)	Compensation Actually Paid ($)
2025	3,466,916	2,860,954	6,327,870
2024 (Current)	2,476,841	338,990	2,815,831
2024 (Former)	2,630,335	(1,832,900)	797,435
2023	2,874,593	330,939	3,205,532
2022	3,220,584	(1,369,260)	1,851,324
2021	2,076,884	(1,617,407)	459,477

Reconciliation of Average Non-PEO NEO Summary Compensation Table Total to Compensation Actually Paid

Year	Reported SCT Total ($)	Equity Award Adjustments ($)	Compensation Actually Paid ($)
2025	1,525,229	1,178,610	2,703,839
2024	1,140,558	155,785	1,296,343
2023	755,916	(162,260)	593,656
2022	1,166,401	(398,298)	768,103
2021	941,781	(582,719)	359,062

(3)	Our peer group for the calculation of total stockholder return (“TSR”) is the S&P Healthcare Equipment Select Industry Index, which is the industry index used in our stock price performance graph in our Form 10-K for the fiscal year ended December 31, 2025. TSR, in the case of both the Company and our peer group, reflects the cumulative return on $100 as if invested on December 31, 2020, including reinvestment of any dividends.
(4)	Our company-selected measure, which we believe represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the NEOs for 2025 to company performance, is revenue. Revenue is one of the metrics under both the 2025 annual cash incentive program and the 2025 PSUs.

2026 Proxy Statement	57

In order to calculate CAP, the following amounts were excluded from or added to the SCT total compensation:

Current PEO

Year	Deduct: Grant Date Fair Value of Covered Year Equity Awards ($)	Year End Fair Value of Covered Year Equity Awards ($)	Change in Fair Value at End of Covered Year from End of Prior Year of Equity Awards Granted in a Prior Year that were Unvested at End of Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in a Prior Year that Vested in the Covered Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025	(2,019,978)	3,808,802	1,252,095	—	(179,965)	—	—	2,860,954
2024	(1,869,991)	2,212,463	—	—	(3,482)	—	—	338,990
2023	—	—	—	—	—	—	—	—
2022	—	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—	—

Former PEO

Year	Deduct: Grant Date Fair Value of Covered Year Equity Awards ($)	Year End Fair Value of Covered Year Equity Awards ($)	Change in Fair Value at End of Covered Year from End of Prior Year of Equity Awards Granted in a Prior Year that were Unvested at End of Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in a Prior Year that Vested in the Covered Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025	—	—	—	—	—	—	—	—
2024	(1,999,997)	411,377	212,604	—	44,732	(501,615)	—	(1,832,900)
2023	(1,506,836)	1,406,539	249,724	—	181,513	—	—	330,939
2022	(1,999,984)	1,081,241	(323,775)	—	(126,742)	—	—	(1,369,260)
2021	(1,499,930)	598,713	(382,129)	—	(334,060)	—	—	(1,617,407)

Average Non-PEO NEOs

Year	Deduct: Grant Date Fair Value of Covered Year Equity Awards ($)	Year End Fair Value of Covered Year Equity Awards ($)	Change in Fair Value at End of Covered Year from End of Prior Year of Equity Awards Granted in a Prior Year that were Unvested at End of Covered Year ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year ($)	Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in a Prior Year that Vested in the Covered Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025	(812,479)	1,531,983	542,768	—	(83,661)	—	—	1,178,610
2024	(566,651)	657,780	63,848	—	807	—	—	155,785
2023	(397,276)	300,766	16,319	—	24,594	(106,664)	—	(162,260)
2022	(599,979)	333,793	(104,006)	—	(28,107)	—	—	(398,298)
2021	(622,120)	239,005	(114,494)	-	(5,881)	(79,229)	—	(582,719)

58	Tactile Systems Technology, Inc.

Compensation Actually Paid versus Total Revenue:

Compensation Actually Paid versus Net Income (Loss):

2026 Proxy Statement	59

Compensation Actually Paid versus Company and Peer Group TSR:

The items listed below represent the most important financial performance measures we used to link compensation actually paid to the NEOs for 2025, to company performance, as further described in our Compensation Discussion and Analysis.

Most Important Company Performance Measures
Total Revenue
Adjusted EBITDA
Adjusted EBITDA Margin

60	Tactile Systems Technology, Inc.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,328,809	(2)	43.87	(3)	3,393,756	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	1,328,809	(2)	43.87	(3)	3,393,756	(4)

(1)	Includes the 2016 Plan, the 2025 Plan and the ESPP.
(2)	Consists of stock options, RSUs, and PSUs. The number of 2024 PSUs included in these amounts consists of (a) the number of earned 2024 PSUs with respect to the 2024 performance year and (b) the maximum number of 2024 PSUs that participants are eligible to earn with respect to the 2026 performance year. The number of 2025 PSUs included in these amounts consists of (a) the number of earned 2025 PSUs with respect to the 2025 performance year, and (b) the maximum number of 2025 PSUs that participants are eligible to earn with respect to the 2026 and 2027 performance years.
(3)	Represents the weighted average exercise price of outstanding stock options. Does not take into account the outstanding RSUs and PSUs which, when settled, will be settled in shares of our common stock on a one-for-one basis at no additional cost.
(4)	Consists of shares available for awards under the 2025 Plan and the ESPP as of December 31, 2025. As of December 31, 2025, there were 1,873,013 shares available for future awards under the 2025 Plan. As of December 31, 2025, there were 1,520,743 shares available for issuance under the ESPP, of which 14,608 shares were subject to purchase based upon the payroll withholdings to that date under the ESPP for the current purchase period.

2026 Proxy Statement	61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 9, 2026, for: each person known to the Company to be the beneficial owner of more than 5% of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to the Company that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 22,750,410 shares of our common stock outstanding as of March 9, 2026. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of March 9, 2026, including upon the exercise of stock options and the vesting of RSUs. These shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

62	Tactile Systems Technology, Inc.

Name of Beneficial Owner	Amount and Nature of Ownership	Percentage of Class
5% or Greater Stockholders
BlackRock, Inc. (1)
50 Hudson Yards, New York, NY 10001	1,818,693	8.0%
The Vanguard Group (2)
100 Vanguard Blvd., Malvern, PA 19355	1,574,972	6.9%
Morgan Stanley (3)
1585 Broadway, New York, NY 10036	1,293,289	5.7%
Waddell & Reed Financial, Inc. (4)
6300 Lamar Avenue, Overland Park, KS 66202	1,202,852	5.3%
Named Executive Officers and Directors
Sheri L. Dodd	79,911	*
Raymond O. Huggenberger (5)	59,782	*
William W. Burke (6)	52,233	*
Kristie T. Burns (7)	51,681	*
Elaine M. Birkemeyer	51,571	*
Valerie L. Asbury (8)	48,822	*
D. Brent Shafer (8)	48,822	*
Carmen B. Volkart (8)	37,698	*
B. Vindell Washington (8)	35,247	*
Laura G. King (8)	19,048	*
Andrea A. Pearson (9)	852	*
All current executive officers and directors as a group (11 persons)	485,667	2.1%

*Less than 1%.

(1)	Based on a Schedule 13G/A filed with the SEC on April 24, 2025 by BlackRock, Inc., that it has sole voting power with respect to 1,787,808 shares and sole dispositive power with respect to 1,818,693 shares of our common stock.
(2)	Based on a Schedule 13G/A filed with the SEC on October 31, 2025 by The Vanguard Group, that it has shared voting power with respect to 193,485 shares, sole dispositive power with respect to 1,372,169 shares and shared dispositive power with respect to 202,803 shares of our common stock.
(3)	Based on a Schedule 13G filed with the SEC on February 12, 2026 by Morgan Stanley and Morgan Stanley Capital Services LLC that Morgan Stanley has shared voting power over 1,208,007 shares and shared dispositive power over 1,293,289 shares of our common stock and that Morgan Stanley Capital Services LLC has shared voting power over 1,154,700 shares and shared dispositive power over 1,154,700 shares of our common stock.
(4)	Based on a Schedule 13G/A filed with the SEC on February 12, 2021 by Waddell & Reed Financial, Inc. and its investment advisory subsidiary Ivy Investment Management Company, that they have sole voting power and sole dispositive power with respect to 1,202,852 shares of our common stock.
(5)	Includes 3,462 shares subject to options that are exercisable as of, or will be exercisable within 60 days following, March 9, 2026, and 16,078 RSUs that are scheduled to vest within 60 days following March 9, 2026.
(6)	Includes 3,713 shares subject to options that are exercisable as of, or will be exercisable within 60 days following, March 9, 2026, and 16,078 RSUs that are scheduled to vest within 60 days following March 9, 2026.
(7)	Includes 5,094 shares subject to options that are exercisable as of, or will be exercisable within 60 days following, March 9, 2026.
(8)	Includes 16,078 RSUs that are scheduled to vest within 60 days following March 9, 2026.
(9)	Represents 852 RSUs that are scheduled to vest within 60 days following March 9, 2026.

2026 Proxy Statement	63

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

 Compensation and Organization Committee Interlocks and Insider Participation

None of the members of our Compensation and Organization Committee during 2025 is or has been our current or former officer or employee or was involved in a relationship requiring disclosure as an interlocking director or under Item 404 of Regulation S-K.

 Policy for Approval of Related Person Transactions

Our Board of Directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Our related person policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person. An executive officer is to present a transaction with a related party to the Audit Committee, which is then responsible for approving or denying the transaction. The Audit Committee bases its decision on factors including but not limited to the following:

●	whether the terms are fair to our Company;
●	the role the related person has played in arranging the transaction;
●	the structure of the transaction; and
●	the interests of all related persons in the transaction.

 Transactions with Related Persons

Since January 1, 2025, we have not been a party to any, and there are no currently proposed, transactions in which the amount exceeded or will exceed $120,000, and in which any director, executive officer or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest.

Indemnification Agreements. Our Certificate of Incorporation and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and agents when determined appropriate by the Board. In addition, we have entered into agreements to indemnify our directors and executive officers.

64	Tactile Systems Technology, Inc.

questions and answers about the annual meetinG

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting and the matters to be voted on at the Annual Meeting or at any adjournments or postponements thereof. We urge you to read the remainder of this Proxy Statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to in this Proxy Statement, which you should read carefully.

 What is the purpose of the Annual Meeting?

The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

1.	to elect nine directors, William W. Burke, Valerie L. Asbury, Sheri L. Dodd, Raymond O. Huggenberger, Laura G. King, Andrea A. Pearson, D. Brent Shafer, Carmen B. Volkart, and B. Vindell Washington to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;
2.	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026;
3.	to approve, on an advisory basis, the 2025 compensation of our named executive officers as disclosed in this Proxy Statement; and
4.	to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to provide that directors may be removed in a manner consistent with Delaware law.

 Who is entitled to vote at the Annual Meeting?

As of the close of business on March 12, 2026, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 22,750,410 shares of our common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.

 What constitutes a quorum for the Annual Meeting?

Our Bylaws provide that a majority of the voting power of the shares of stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the Delaware General Corporation Law, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

2026 Proxy Statement	65

Questions and Answers About the Annual Meeting

 What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.”

 What are broker non-votes?

If your shares are held in “street name,” your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals 1, 3 and 4 are “non-discretionary” items. If you do not instruct your broker, bank or other nominee how to vote with respect to those proposals, it may not vote for those proposals, and those votes will be counted as broker “non-votes.” Proposal 2 is considered to be a discretionary item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

 What vote is required to approve each proposal?

The following sets forth the votes that are required from the holders of common stock to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	Election of directors

Directors will be elected by a plurality of the votes cast. The nominees receiving the most FOR votes will be elected. Withholding authority to vote with respect to nominees will not affect the outcome of the vote.

Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Ratification of appointment of independent registered public accounting firm	The holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

66	Tactile Systems Technology, Inc.

3	Advisory vote to approve the compensation of our named executive officers	The holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

4	Approval of an amendment to the Certificate of Incorporation to provide that directors may be removed in a manner consistent with Delaware law	The holders of a majority of the outstanding shares entitled to vote.	Abstentions and broker non-votes will have the same effect as votes cast AGAINST the proposal.

 What are the Board of Directors’ recommendations on how I should vote my shares?

●	Proposal 1: FOR all nominees for election as directors.
●	Proposal 2: FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.
●	Proposal 3: FOR the advisory vote to approve the compensation of our named executive officers.
●	Proposal 4: FOR the approval of the amendment to our Amended and Restated Certificate of Incorporation to provide that directors may be removed in a manner consistent with Delaware law.

 How can I vote?

During the Annual Meeting

If you are a stockholder of record, you may vote online during the Annual Meeting through the link:

www.virtualshareholdermeeting.com/TCMD2026. The 16-digit control number provided on your Notice of Internet Availability of Proxy Materials or proxy card is necessary to access this site.

By Proxy

If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy through the following means.

You can vote your shares by proxy:

●	by mailing a proxy card;
●	via the internet; or

2026 Proxy Statement	67

Questions and Answers About the Annual Meeting

●	over the telephone.

Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. If you hold your shares through a broker, bank or other nominee, the firm that holds your shares will provide you with materials and instructions for voting your shares.

If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

 Can I change my vote after I have submitted a proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on the Notice or proxy card, as applicable, and entering a new vote by mail, over the internet or by phone by the time specified on the Notice or proxy card, as applicable, (2) sending a written notice of revocation to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or (3) virtually attending the Annual Meeting and voting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.

 What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

 Who is paying for the cost of this proxy solicitation?

The Company is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the internet, you are responsible for any internet access charges that you may incur. Our directors, officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

68	Tactile Systems Technology, Inc.

 What is the deadline for submitting a stockholder proposal for the 2026 annual meeting?

Any stockholder proposal intended to be included in the Proxy Statement for the 2027 Annual Meeting of Stockholders must satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received no later than November 25, 2026.

In addition, our Bylaws contain advance notice provisions requiring a stockholder who wishes to present a proposal or nominate directors at our next Annual Meeting of Stockholders (whether or not to be included in the Proxy Statement) to comply with certain requirements, including providing timely written notice thereof in accordance with our Bylaws. To be timely for our 2027 Annual Meeting of Stockholders, any such proposal must be delivered in writing to our Corporate Secretary at our principal executive offices between the close of business on January 6, 2027 and the close of business on February 5, 2027. If the date of the next Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the first anniversary of the 2026 Annual Meeting of Stockholders, then notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to the date of such Annual Meeting and not later than the close of business on the later of (1) the 90th day prior to the date of such Annual Meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the 2027 Annual Meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2027. If the date of the next Annual Meeting of Stockholders is more than 30 days before or after the first anniversary of the 2026 Annual Meeting of Stockholders, then such notice must be provided by the later of the 60th day prior to the date of such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

All notices related to proposals and nominations must also comply with the requirements of applicable law and the provisions set forth in our Bylaws.

2026 Proxy Statement	69

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement and 2025 Annual Report to Stockholders, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Tactile Systems Technology, Inc., 3701 Wayzata Boulevard, Suite 300, Minneapolis, Minnesota 55416, Attention: Corporate Secretary or call us at (612) 355-5100. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or 2025 Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other nominee record holder, or you may contact us at the above address or telephone number.

AVAILABILITY OF FORM 10-K

Stockholders may receive, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, including financial statements (and excluding exhibits, which are available for a reasonable fee), by written request to our Corporate Secretary at Tactile Systems Technology, Inc., 3701 Wayzata Boulevard, Suite 300, Minneapolis, Minnesota 55416. Our Form 10-K is also available on our website in the “Investors—Annual Reports & SEC Filings” section of our website at www.tactilemedical.com.

70	Tactile Systems Technology, Inc.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the Audit Committee Report and the Compensation and Organization Committee Report included in this Proxy Statement shall not be incorporated by reference in any such filings.

2026 Proxy Statement	71

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is referenced in this Proxy Statement and represents net income less interest income, net, plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, and plus executive transition costs. Adjusted EBITDA margin represents net income margin (net income divided by revenue) with the same items adjusted as in Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and should not be considered as alternatives to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. The Company’s definition of these measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The following table contains a reconciliation of Net Income to Adjusted EBITDA:

(In thousands)	Year Ended December 31, 2025	Year Ended December 31, 2024	% Increase (Decrease)
Net Income	$19,086	$16,960	12.5%
Interest (income) expense, net	(2,059)	(1,299)	(58.5)%
Income tax expense	12,253	6,529	87.7%
Depreciation and amortization	6,644	6,793	(2.2)%
Stock-based compensation	8,357	7,819	6.9%
Executive transition costs	491	248	0.0%
Adjusted EBITDA	$44,772	$37,050	20.8%

The following table contains a reconciliation of Net Income Margin to Adjusted EBITDA Margin:

	Year Ended December 31, 2025	Year Ended December 31, 2024	% Increase (Decrease)
Net Income Margin	5.8%	5.8%	0.0%
Interest (income) expense, net	(0.6)%	(0.4)%	(50.0)%
Income tax expense	3.7%	2.2%	68.2%
Depreciation and amortization	2.0%	2.3%	(13.0)%
Stock-based compensation	2.5%	2.7%	(7.4)%
Executive transition costs	0.1%	0.1%	0.0%
Adjusted EBITDA Margin	13.5%	12.7%	6.3%

A-

2026 Proxy Statement	A-1

APPENDIX B

PROPOSED AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

TACTILE SYSTEMS TECHNOLOGY, INC.

Text of the proposed amendment (additions are indicated by underlining; deletions are indicated by strikethrough):

5.1(b)Removal. Subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such series have the right to elect, any director (including persons elected by directors to fill vacancies in the board of directors) may be removed from office ~~(i) only~~ with or without cause ~~and (ii) only~~ by the affirmative vote of the holders of ~~75% or more~~ a majority of the outstanding shares of capital stock then entitled to vote at an election of directors. At least 45 days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and, if for cause, the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

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2026 Proxy Statement	B-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V84727-P46344 For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. TACTILE SYSTEMS TECHNOLOGY, INC. 3701 WAYZATA BLVD. SUITE 300 MINNEAPOLIS, MN 55416 TACTILE SYSTEMS TECHNOLOGY, INC. (the "Company") Nominees: 1. Elect nine directors. The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01) William W. Burke 02) Valerie L. Asbury 03) Sheri L. Dodd 04) Raymond O. Huggenberger 05) Laura G. King 06) Andrea A. Pearson 07) D. Brent Shafer 08) Carmen B. Volkart 09) B. Vindell Washington 3. Approve, on an advisory basis, the 2025 compensation of our named executive officers. 4. Approve an amendment to the Company's Amended and Restated Certificate of Incorporation to provide that directors may be removed in a manner consistent with Delaware law. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. ! ! ! For All Withhold All For All Except SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 5, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V84728-P46344 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side TACTILE SYSTEMS TECHNOLOGY, INC. Annual Meeting of Stockholders May 6, 2026 9:00 AM This proxy is solicited on behalf of the Board of Directors The stockholder(s) hereby appoint(s) Sheri L. Dodd and Elaine Birkemeyer, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of TACTILE SYSTEMS TECHNOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on May 6, 2026 at Wells Fargo Center, Suite 2200, 90 South Seventh Street, Minneapolis, Minnesota 55402, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.